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                                        29 April 1997
                                        -------------

                                        Property lease
                                        granted
                                        by
                                        SLIBAIL IMMOBILIER and
                                        NORBAIL IMMOBILIER to
                                        AUXITROL SA
                                        -----------



                        JEAN-LOUIS REGNIER, JEAN-LUC REGNIER
                           GERARD HERVET, CHARLES BRICARD
                          LUC BOUVET ET FRANCOIS THESSIEUX

                                      NOTARIES

                          holders of a notarial office at

                            20, RUE DES PYRAMIDES, PARIS


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  At the head office of Societe Civile Professionnelle "Jean BERGERAULT, Francis
 BERGERAULT, Bruno BERGERAULT, Notaires associes, holder of a notarial office at
                        3 rue Emile Zola, Bourges (Cher),

Maitre Francois THESSIEUX, notary in partnership of a company holding a notarial office at 20, rue des Pyramides, 75001 Paris, received this deed in authentic form.

INFORMATION ABOUT THE PARTIES

1.   LESSORS

1.1  SLIBAIL IMMOBILIER

A public limited company,

governed by existing laws, notably Article 2 of Act No 66-455 of 2 July 1966, modified by government order No 67-837 of 28 September 1967, with respect to enterprises carrying on a leasing business, and by its bylaws, with a capital of two hundred twenty million French francs (FRF 220,000,000),

having its registered office at 19 boulevard des Italiens, 75002 Paris,

entered in the Register of Companies of Paris under No B 682 039 086 (68B03908),

approved for the benefit of the tax rules applicable to SICOMIs (French tax-exempt commercial property companies) by an order from the Ministry of Finance dated 3 October 1968, whose decision to preserve the benefit of this tax regime on the conditions stipulated in Article 96.I, second paragraph, of Act
90.1168 (Budget Act for 1991) was recorded on 4 July 1991 by the Ministry of the Economy, Finance and the Budget,

originally incorporated under the name "SOCIETE LYONNAISE IMMOBILIERE POUR LES COMMERCE ET L'INDUSTRIE - SLICOMI" and having:

- changed its name to "SLIBAILSICOMI" by virtue of a resolution adopted by the Extraordinary General Meeting of partners of the said company on 9 November 1992, a duly certified copy of whose minutes was appended, after mention, to an office copy of a deed recording their registration, received by Maitre Jean-Louis REGNIER, notary in partnership in Paris, on 21 December 1992,


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-    adopted its current name by virtue of a resolution adopted by the
Extraordinary General Meeting of partners of the said company on 29 January 1996, a duly certified copy of whose minutes was appended, after mention, to an office copy of a deed recording their registration, received by Maitre Jean-Louis REGNIER, notary in partnership in Paris, on 4 March 1996, represented by:

Mr Jean-Pierre HIEBEL, attorney in fact, domiciled at 106 rue des Trois Fontanot, Nanterre, Hauts de Seine,

acting on behalf of Mr Claude VIVIEN, General Manager of the said company, by virtue of a power of attorney granted privately on 28 April 1997 in Nanterre, appended hereto after mention,

the said Mr VIVIEN being at the time domiciled at 34 rue Laffitte, 75009 Paris and currently domiciled at 106 rue des Trois Fontanot, Nanterre, Hauts de Seine, duly empowered to act herein by virtue of his functions, confirmed for an indefinite time, with the right of substitution and with the broadest possible powers to act under all circumstances on behalf of the said company, including the power to act before the courts, by virtue of a resolution adopted by the Board of Directors of the said company on 16 February 1995, a duly certified copy of whose minutes was appended, after mention, to an office copy of a deed recording their registration, received by Maitre Jean-Louis REGNIER, the aforesaid notary, on 22 May 1995.

1.2  NORBAIL IMMOBILIER

A public limited company,

with a capital of FRF 50,000,000,

having its registered office at 16 rue Le Peletier, 75009 Paris,

entered in the Register of Companies of Paris under No B 352 109 656 (89B14721),

represented by:

Mrs Elisabeth MORIN-GAILLARD, domiciled at 16 rue Le Peletier, 75009 Paris,


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acting in her capacity as corporate secretary of the said company and by virtue of the powers delegated to her by Mr DESMADRYL under a private deed executed in Paris on 28 May 1996, filed on 12 June 1996 at the notarial office at 83 boulevard Haussmann, 75008 Paris.

Under the said deed, Mr DESMADRYL himself acted as Chairman of the Board of Directors of the said company, a function to which he was elected and which he accepted by virtue of a resolution adopted by the Board of Directors on 29 March 1996, of which the minutes were filed on 12 June 1996 at the notarial office at 83 boulevard Haussmann, 75008 Paris.

SLIBAIL IMMOBILIER and NORBAIL IMMOBILIER as well as their representatives are herein referred to as the "LESSOR", acting jointly and respectively up to 50% for SLIBAIL IMMOBILIER, the lead manager, and up to 50% for NORBAIL IMMOBILIER,

                                                         PARTY OF THE FIRST PART


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2.   LESSEE

AUXITROL SA

A public limited company,

with a capital of FRF 25,000,000,

having its registered office at 78, 80 avenue de la Prospective, Bourges, Cher,

entered in the Register of Companies of Bourges under No B 602 023 251 (63B64),

represented by:

Mr Henri VERGES, Chairman of the Board of Directors of the said company, domiciled at 78, 80 avenue de la Prospective, Bourges, duly empowered to act herein by virtue of a resolution adopted by the Board of Directors of the said company in Saint Cloud on 3 April 1997, of which a duly certified copy is appended hereto after mention.

AUXITROL SA and its representative are herein referred to as the "LESSEE",

                                                        PARTY OF THE SECOND PART


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PREAMBLE

                                     WITNESSETH

1. The LESSEE wishes to have industrial premises, to be constructed on the site described hereinafter, located in BOURGES (Cher) and currently owned by SEMARB, hereinafter referred to as the OWNER OF THE SITE.

2. Without intervention by the LESSOR, the LESSEE has taken the initiative to negotiate its acquisition terms directly with the OWNER OF THE SITE.

3. The LESSEE arranged to have established, according to its needs, the construction program for the premises to be erected at the site.

4.   On 10 February 1997, the LESSEE filed a building permit application.

     On 7 March 1997, the LESSEE obtained a building permit bearing No 018033 97 P0025, delivered by the Commune of BOURGES.

     This permit was displayed at the townhall of BOURGES, as witness an affidavit issued by the said townhall on 14 April 1997, and was displayed at the site, as witness a report drawn up on 11 March 1997 by Maitre Jean CHASTEL, bailiff in partnership in BOURGES.

5. The LESSEE has asked the LESSOR for the following property financing transaction in its favor, including:

-    acquisition of the said site by the LESSOR,

-    construction by the LESSOR of the premises needed by the LESSEE,

- and lease by the LESSEE of the building, under a lease tied to a sales undertaking.

6. The LESSOR has agreed to carry out this financing transaction in the light of the LESSEE's person and the guarantees which the LESSEE has agreed to provide.


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7.   Under a deed received this day by Maitre Francis BERGERAULT, notary in partnership in BOURGES, the LESSOR accordingly acquired the said site at a price of FIVE MILLION FRANCS excluding VAT (FRF 5,000,000 ex-VAT), incremented by ONE MILLION THIRTY THOUSAND FRENCH FRANCS (FRF 1,030,000) by way of VAT, paid cash.

     The LESSOR has further paid the notary the sum of SEVENTY-FIVE THOUSAND FRANCS (FRF 75,000) by way of provision for the duties, taxes, costs and emoluments due in connection with said acquisition.

8. The LESSEE has intervened in this sales deed to declare that all clauses and terms of this deed correspond to those which the LESSEE itself had negotiated with the seller.

                              DESCRIPTION OF PROPERTY

LAND TO BE ACQUIRED

In BOURGES (Cher).

A building site survey section ZM number 139 at the site known as "Le Noir a Beurat", with a content of five hectares thirty-seven areas and ninety-one centiares (5ha 37a 91ca).

The said site is part of a development program governed by the ZONE D'AMENAGEMENT CONCERTE DE L'ECHANGEUR (cloverleaf concerted development zone) procedure adopted by resolution of the town council of the city of BOURGES on 26 October 1989, approved by the Prefect of the Cher district on 26 October 1989, of which the documents are filed with Maitre BOUTET, notary in partnership in BOURGES, referred to more extensively hereinafter.

CONSTRUCTIONS TO BE ERECTED

An industrial building with a gross leasing area of 10,183 sq.m. and 251 parking places at the surface.
--------------------------------------------------------------------------------

In the remainder of the text, the term "property" shall be used to refer to all property elements and rights covered by the lease.


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                                      AGREEMENTS

NOW THEREFORE IT HAS BEEN AGREED AS FOLLOWS


The parties agree to carry out, within the framework of Act No 66-455 of 2 July 1966 and Article 57 of Act No 95-115 of 4 February 1995, the property financing transaction described in the foregoing preamble and forming an indivisible whole by agreement between the parties.

Accordingly,

- the parties have laid down and agreed to their reciprocal obligations during the construction period ;

- the LESSOR leases to the LESSEE, which agrees to let, the property described above;

- the LESSOR undertakes to sell said property to the LESSEE, which accepts this undertaking as an undertaking only, and reserves the right to acquire or not to acquire said property at its discretion;

on the General Terms (part one) and the Special Terms (part two) laid out below.


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                                      PART ONE

                                   GENERAL TERMS


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                                   GENERAL TERMS
                                      CONTENTS

              PRELIMINARY DECLARATION: TRANSFER OF RISKS TO THE LESSEE


TITLE 1

100    AGREEMENT REGARDING PERIOD PRIOR TO EFFECTIVE DATE OF LEASE
101    Purchase of site (*)
102    Erection of constructions (*)
103    Financing of works (*)
104    Pre-rent (*)
105    Resolution during the period prior to the effective date of the lease

TITLE 2

200    LEASE
201    Effective date - Term (*)
202    Defects in leased property
203    Enjoyment and purpose of property (*)
204    Transfer of contract
205    Sublet - Pledge of business
206    Works
207    Rent (*)
207bis Temporary complementary rent (*)
208    Charges
209    Termination
210    Termination at LESSEE's request
211    Expropriation
212    Insurance
213    Insurance losses

TITLE 3

300    UNILATERAL UNDERTAKING TO SELL THE LEASED PROPERTY
301    Purpose
302    Request to consummate sale
303    Terms and conditions of sale (*)

(1) Note:      The paragraphs followed by the (*) sign must be filled out with the data in the corresponding paragraph in the Special Terms.
               The other paragraphs may also be modified in the Special Terms.


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TITLE 4

400    GUARANTEES OFFERED BY THE LESSEE
401    Personal guarantee (*)
402    Death and disability insurance (*)
403    Other guarantees (*)

TITLE 5

       NOT APPLICABLE

TITLE 6

600    CONDITION PRECEDENT

TITLE 7

700    MISCELLANEOUS PROVISIONS AND REPRESENTATIONS
701    Terms of payment governing sums owed by the LESSEE (*)
702    Late-payment interest
703    Vacation of premises
704    LESSOR's privilege
705    VAT option
706    Repayment of VAT to the Treasury by way of regularization
707    Land registration (*)
708    General Meetings of Co-owners Association
709    Miscellaneous costs
710    Management powers (*)
711    Other provisions (*)
712    LESSEE's representation
713    Election of domicile - jurisdiction


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              PRELIMINARY DECLARATION: TRANSFER OF RISKS TO THE LESSEE


The parties represent that it is their common intention to consider all phases and aspects of this operation - notably its legal and financial aspects - an indivisible whole.

Moreover, the parties wish to stress the LESSOR's essentially financial intervention in this operation.

The LESSEE, which has taken the initiative to make this investment, chosen the site and ordered construction drawings according to its needs, and will be the user of the property and may become its owner if it so desires, intends to remain entirely in control of the operation, both during the construction period and during the term in which the property is leased, even though the property will be owned by the LESSOR for the financing term.

The LESSOR acknowledges that, even though it is the legal owner of the property, its role, within the limits agreed between the parties and provided the LESSEE fully performs its contractual obligations, is to finance a site chosen by the LESSEE and the constructions defined in descriptive specifications.

Accordingly, it not only seems legitimate for the LESSEE to assume the risks generated by its legal situation but also to assume the transfer of any and all obligations and any and all risks, even those resulting from force majeure, which would be incumbent on the builder and the property owner under general law provisions.

This agreement is drafted subject to this preliminary declaration, which shall be the constant reference to determine the division of charges, obligations and risks between the parties and as necessary to determine the common intention of the parties.

                             TITLE 1 OF THE GENERAL TERMS

--------------------------------------------------------------------------------
100    AGREEMENT REGARDING PERIOD PRIOR TO EFFECTIVE DATE OF LEASE
--------------------------------------------------------------------------------

*101   PURCHASE OF SITE

Acquisition shall be by notarized deed.

The notarized deed can be signed only if the building permit and any administrative authorizations necessary for construction and use of the property by the LESSEE have been duly issued and have not been or can no longer be subject to recourse.

The LESSEE shall intervene in the acquisition deed in order to certify that all clauses and terms of this deed correspond to those which the LESSEE itself had negotiated with the seller.

If said acquisition deed is not signed this day at the same time as this contract (as specified in the Special Terms), it shall at all events be signed before the deadline stipulated in paragraph 101 of the Special Terms, in accordance with paragraph 600 "CONDITION PRECEDENT" below.

The parties undertake to provide the notary in time with all necessary information and documents.

102    ERECTION OF CONSTRUCTIONS

102.1 The constructions to be erected are defined by the drawings and descriptive specifications established at the initiative of the LESSEE and approved by the LESSOR.

102.2 In accordance with the principles laid out in the PRELIMINARY DECLARATION above, the LESSEE alone shall be charged with construction of the constructed works, of which it shall deemed to be the builder and for which it alone shall have full responsibility.

       Accordingly, the LESSEE undertakes to assume any and all consequences vis-a-vis the LESSEE itself as well as vis-a-vis third parties and the government for all insurance losses to the property during construction, all bad workmanship or defects in the constructions, whether during or after construction, as well as all damage or harm to third parties due to the site and the constructed works, and to reimburse the LESSOR promptly all sums which the latter may have incurred in this respect.

102.3 The LESSOR vests full powers in the LESSEE, which shall not be entitled to substitute a third party for the performance of this mandate, in order to accomplish all formalities and steps, sign all documents, agreements and contracts and do whatever else is necessary to build the constructed works to completion, from the building permit application (or, if already delivered, from application to transfer it to the LESSOR's name) until acceptance report and completion declaration, in order to obtain the certificate of conformity for the property as soon as possible.

102.3.1     Safety and health prevention and coordination

            The LESSEE shall comply with the special provisions applicable to building and civil engineering operations under Act No 93.1148 of 31 December 1993 and decree no 94.1159 of 26 December 1994.

            Accordingly, if necessitated by the duration or volume of the works, the LESSEE shall notably file the prior declaration with the authorities in charge of job-related health and safety.

            At its own expense, the LESSEE shall also appoint a safety and health protection coordinator with the qualifications stipulated in the applicable regulations, which the LESSEE shall be able to prove.

            Moreover, if required because of the size of the works, the LESSEE shall see to the organization of a college of contractors before the start of the works and to compliance with disclosure obligations vis-a-vis this college.

            The LESSEE undertakes to reimburse the LESSOR all sums which the latter may have to pay if forced to substitute itself for the LESSEE because of the latter's non-performance, notably in order to comply with a request from the authorities.

            In the event that the LESSEE does not perform its commitments, this contract may be terminated in accordance with paragraph 209 below.

102.4  Insurance - construction

102.4.1 In order to be able to cover the risk transfer referred to above, and to comply with the provisions of the law of 4 January 1978, the LESSEE shall take out the following before groundbreaking day, in its own name as well as on behalf of the LESSOR:

            - a policy covering "Decennial owner and prime contractor's (constructed works damage) liability"

            designed to cover, apart from assignment of liability, payment of the works necessary to repair all damage, even resulting from soil deficiencies, which:

            * jeopardizes the strength or solidity of the constructed works forming the construction operation;
            * affects one or more integral parts of the said constructed works or one or more of their fixtures or facilities in such a way as to make them unfit for their design purpose;
            * affect the strength or solidity of one of the fixtures or facilities which forms an integral part of the development, foundation, framework, roof or wall works in the meaning of
                 Article 1792-2 of the Civil Code.

            as well as any necessary demolition, earth, removal or disassembly works.

            -    A policy covering "Decennial liability of the building owner"

            designed to cover the decennial liability of the LESSOR and the LESSEE as the LESSOR's agent against tangible damage to the building entailing the insured's liability, tangible damage entailing exercise of the cover for proper operation and intangible damage (excluding bodily injuries) suffered by the LESSOR, the LESSEE or any other occupant of the building, resulting from an insured tangible risk.

            -    A policy covering "All construction site risks"

            designed to cover tangible damage to the constructed works during construction, damage to existing property, any financial losses and various costs and fees, and to cover the property at new value, the fees of experts and the liability of the LESSOR or the LESSEE for risks linked to fire or explosions as well as CIVIL LIABILITY to cover claims which may be made by damaged third parties against the LESSOR and the LESSEE further to accidental damage caused by the building works, the cover to be in an amount compatible with the nature of the executed works and at least for the term of the works.

102.4.2     Subscription

            The insurance policies listed in paragraph 102.4.1 shall be taken out by the LESSEE as part of the "group" insurance policies under the asset protection plan which the LESSOR, with the assistance of its insurance broker, has implemented. The purpose of this plan is to ensure that the LESSEE is covered by a policy which meets the exact requirements stipulated in paragraph 102.4.1 above.

            Should the LESSEE exceptionally, on its sole responsibility, decide not to subscribe to the LESSOR's "group" insurance contracts but to cover the risks which it is obliged to insure (as stipulated in paragraph 102.4.1) by means of "other insurance policies", it shall provide evidence of subscription of such "other policies" by supplying the LESSOR's insurance broker with copies thereof, failing which the LESSOR shall be entitled to cover the foregoing risks at the LESSEE's expense.

            The LESSEE shall also reply to every request for information or additional documents received from the LESSOR's insurance broker.

            Said "other policies" shall stipulate that the insurance company concerned may not suspend their covers for any reason, nor refuse to indemnify the LESSOR in case of loss on the ground that the LESSEE has not complied with the obligations of the insurance contract, without notifying the LESSOR at least one month in advance by registered letter, in which event the LESSOR, at its own discretion, shall be entitled to pay the premiums in the LESSEE's place.

            The "other policies" shall specify that all indemnities payable under the damage covers shall be paid directly to the LESSOR and shall necessarily provide for reciprocal waiver of recourse between the LESSOR and the LESSEE.

            Moreover, the LESSEE may or shall take out all complementary policies it considers useful or necessary.

            The LESSOR reserves the right to require subscription of all complementary policies which turn out to be necessary. Inspection or lack of inspection of said policies by the LESSOR or its insurance broker shall not entail any liability on its part for lack of insurance or inadequate insurance.

102.4.3     Premiums:

            As part of the LESSOR's asset protection plan and in application of the preliminary declaration, the LESSEE shall be solely responsible for negotiating with the LESSOR's broker both the face amount to be insured and the premium rate of the subscribed insurance.

            The LESSOR's broker shall send the invoices for the premiums on the insurance taken out within the framework of this plan to the LESSEE for the latter's approval. The insurance premiums referred to in paragraph 102.4.1 above shall be paid by the LESSOR on the terms and within the limits provided for in paragraph 103.2 and 103.4 of this contract.

102.4.4     Insurance broker

            The LESSOR has appointed the following insurance broker:

                                        SGAP
                   SOCIETE GENERALE D'ASSURANCES ET de PREVOYANCE
                          having its registered office at
                                50 rue de Chateaudun
                                    75009 PARIS

            The LESSOR expressly reserves the right to appoint any other insurance broker in place of the above broker, which the LESSEE herewith accepts.

102.4.5     Miscellaneous

            At its own expense, the LESSEE shall resort to the services of an officially approved technical inspection firm to carry out the assignments stipulated in title II of Act No 78-12 of 4 January 1978. Its services shall cover all construction lots.

            The LESSEE shall comply with its obligations in this respect and shall disclose the inspector's recommendations, comments and reservations simultaneously to the insurer and the contractor concerned and shall not prevent the insurers, at their own expense, from asking the technical inspector, in his official capacity, for any additional information they believe they may need to judge the insured risks.

            The LESSEE shall also verify that the chosen contractors are adequately insured.

102.5  Acceptance of works

            The LESSEE shall notify the LESSOR at least fifteen days in advance, by registered letter with notice of receipt, of the date and time of the works acceptance procedure, which the LESSOR shall be entitled to attend at its own discretion.

*102.6 Works completion date

            The works shall be completed and accepted at the latest by the date stipulated in the Special Terms, failing which the LESSOR shall be entitled to apply the resolution condition stipulated in paragraph 105.1.a.

102.7  Documents and information to be disclosed by the LESSEE to the LESSOR

            . Copy of the building permit application (and appended drawings) and the original of the acknowledgment of receipt issued by the authorities.

            . Building permit and builder and user authorizations (if these government authorizations are necessary).

            . Name and address of main contractor (architect or design firm).

            . Detailed drawings and complete descriptive specifications of the contemplated constructions, including all works drawings.

            . Contracts signed by the LESSEE and stamped by the main contractor.

            .    Works and payment schedules.

            . Copy of insurance certificates, insurance policies and premium receipts from the insurance companies for the construction insurance policies.

            .    Name and address of officially approved technical inspector.

            .    Copy of declaration opening the construction site.

            .    Copy of construction site reports.

            . Contractors' payment requests bearing the LESSEE's "good for payment" and the main contractor's stamp.

            . Copies of various documents delivered by the authorities, notably as regards safety and hygiene.

            .    Reports on any significant incident or suspension of works.

            . Works acceptance reports and as applicable reservation withdrawal reports.

            .    Copy of works completion declaration.

            .    Original of certificate of conformity.

            . Copy of prior declaration provided for by Article L.235-2 of the French Labor Code.

            . Contract signed with the safety and health protection coordinator.

            .    Affidavit as to the coordinator's qualifications.

            . Insurance certificate regarding the coordinator's decennial liability.

            .    General safety and health protection coordination plan.

            .    Rules of college of contractors.

            . File on subsequent intervention on the constructed works, as delivered by the coordinator on acceptance of the works.

            These documents and information must be sent to the LESSOR as soon as they are established or are served on or known to the LESSEE.

            Within forty-five days from completion of the property, the LESSEE, after having duly performed its obligations, shall send the LESSOR, for the latter's signature, the new construction declaration designed for the Survey Department. In the event that the LESSEE fails to send this document, it shall bear all consequences thereof, especially any resulting loss of partial temporary exemption from land tax.

  103  FINANCING OF WORKS

103.1 The LESSOR shall not be obliged to make payments to finance the constructions as long as:

            1. It has not been able to become, on the conditions provided for under paragraph 101 above and by authenticated deed, owner of the site or holder of a real property right to the said site.

            2. The LESSEE has not provided it with evidence that the insurance policies stipulated under paragraph 102.4 have been implemented.

            3. The LESSOR is not in possession of the contract or agreement corresponding to the expense.

*103.2 The LESSOR agrees to finance the investment (land and constructions provided for in the descriptive specifications) up to the ceiling specified in the Special Terms.

       The LESSEE undertakes to bear all additional costs. It is agreed that the fraction of the construction financed by it shall become the LESSOR's property by accretion, without indemnity, whether on early termination of the lease, irrespective of the reason, or at its normal expiration, if the LESSEE does not exercise the sales undertaking granted in its favor.

103.3 The LESSOR shall in no event be obliged to finance works not provided for in the descriptive specifications.

103.4 Requests for payment (invoices, accounts, bills for fees) established in the LESSOR's name shall bear the LESSEE's notice "good for payment" and the stamp of the architect or the design firm, in accordance with the directives given by the LESSOR.

       Payments shall be made cash by check, which shall be the sole payment method. The LESSOR shall have at least fifteen days from the date of receipt of such payment requests to make these payments.

 104.  PRE-RENT

*104.1 Commitment fee

       The LESSEE shall pay a commitment fee whose calculation method and terms of payment are stipulated in the Special Terms.

*104.2 Interim interest

       During the period between the date on which this contract is signed and the effective date of the lease, the LESSEE shall pay the LESSOR quarterly interest, payable in arrears, prorated to the annual rate stipulated in the Special Terms, on all sums (including VAT) paid by the LESSOR in connection with the operation. It is herewith specified that sums paid in respect of VAT which can be recovered shall bear interest over a fixed period of four months.

 104.3 After the effective date of the lease, the interest referred to in paragraph 104.2 shall continue to be collected on each amount paid in connection with VAT which can be recovered.

*104.4 Financial engineering costs

       The amount of these costs and their terms of payment are fixed in the Special Terms.

*104.5 Other fees and costs

       A management fee, whose amount shall be the same as that stipulated in paragraph 207.5 of the Special Terms, shall be collected together with each pre-rent.

       The other costs are specified and fixed in the Special Terms.

 104.6 The pre-rent shall be subject to VAT; which shall be borne by the LESSEE, which shall further bear any tax added to or substituted for VAT.

105.   RESOLUTION DURING THE PERIOD PRIOR TO THE EFFECTIVE DATE OF THE LEASE

105.1  It is expressly agreed that:

            a. In the event that, irrespective of the reason, whether technical, legal, administrative or other, even in case of force majeure not under the LESSOR's control, the constructions cannot be completed, delivered and put at the LESSEE's disposal by the date stipulated in paragraph 102.6 of the Special Terms;

            b. Or failing payment, at its due date, of any sum owed by the LESSEE to the LESSOR under this contract, from the date on which it is signed until the effective date of the lease, or failing performance of one or more of the obligations incumbent on the LESSEE during this period;

            c. In the event that the activity planned on the premises to be erected is jeopardized further to recourse by third parties against a government authorization, notably a prefectural authorization to establish classified facilities under the Act of 19 July 1976 or authorization from the District Commission for Commercial Facilities;

            This contract shall be automatically and fully terminated at the LESSOR's discretion, without legal formality, one month after the LESSEE is served a bailiff's writ containing the LESSOR's decision, or a summons to pay or perform containing the LESSOR's declaration that it intends to use the benefit of this clause has not been acted upon, notwithstanding payment or performance after expiration of this period of one month.

105.2  The LESSEE shall pay the LESSOR, within maximum one month from termination, by way of damages under the Articles 1152 and 1226 of the Civil Code, an indemnity equal to the amount of the financing ceiling stipulated in paragraph 103.2 plus VAT to be paid by the LESSOR to the Treasury, incremented by 20% over the total.

            Said termination indemnity shall be incremented by the applicable
            VAT.

105.3 However, the LESSEE shall be entitled, but only in the case provided for in paragraph 105.1.a and provided it has duly performed all its contractual obligations, to acquire the real rights held by the LESSOR to the site as well as the constructions, in consideration of a price equal to the total expenses incurred by the LESSOR at the day of the sale and all sums due on works, including indemnities if any due to participants in the construction, the whole being increased by 10%.

       In order to be admissible, the acquisition request must be sent by registered letter with notice of receipt accompanied by the price and the amount of costs within one month from the notice served in accordance with paragraph 105.1.

       Moreover, the sale shall be consummated on the terms and conditions laid out in the paragraphs 303.4 and 303.10 below.

105.4 If the notarized sales deed cannot be signed for failure to pay the price or for any other reason due to the LESSEE, within four months from the aforesaid notice, the resolution clause provided for above shall apply.

105.5 Pre-rent shall remain due until the termination date of the lease or until the notarized property sales deed is signed.

                             TITLE 2 OF THE GENERAL TERMS

--------------------------------------------------------------------------------
200 LEASE
--------------------------------------------------------------------------------

 201   EFFECTIVE DATE - TERM

 201.1 The lease shall take effect at the date on which construction is completed.

*201.2 From this date, the lease shall have the term stipulated in the Special
       Terms.

       In any event, as the constructions concerned are leased bare, the lease shall take effect in accordance with the foregoing, even if the LESSEE has not yet installed the facilities and equipment connected with its business.

 201.3 The completion date shall become official by the signing of a works acceptance report, even if this document includes reservations.

 201.4 The LESSEE undertakes not to demand any indemnity from the LESSOR in the event that completion of the constructions is overdue.

 202   DEFECTS IN LEASED PROPERTY

 202.1 The LESSEE, which has chosen the site, conceived the construction program and been mandated to have other parties carry out the works and to monitor progress, shall deal personally, without recourse against the LESSOR, with all urban development rules, formalities and government authorizations connected with the site and the constructions as well as their use and, as applicable, their opening to the public. The LESSEE releases the LESSOR from any obligation to provide a guarantee against visible or hidden defects, bad workmanship or faults, as well as easements of any and all kinds capable of affecting the leased property, even if such defects and faults emerge during the lease and even if they would prevent use of the property. The LESSEE notably undertakes not to demand any reduction in rent or any indemnity on this ground.

 202.2 The LESSEE undertakes to inform the LESSOR of any bad workmanship, defects and faults affecting the constructions, within one month from their being noticed.

       The LESSOR herewith fully empowers the LESSEE to dispute the quality of the works vis-a-vis the architects, contractors and other parties having participated in the erection of the constructions.

       If such dispute cannot be settled amicably, the LESSOR shall be entitled to bring any necessary suit, provided recourse times have not lapsed.

       All cots, duties and fees generated by these actions shall be borne exclusively by the LESSEE.

203    ENJOYMENT AND PURPOSE OF PROPERTY

*203.1 The property shall be occupied exclusively for the purpose provided for in the Special Terms.

       The LESSEE represents that it takes sole responsibility for the declaration made under paragraph 203.1 of the Special Terms with respect to the use of the premises covered by this contract.

       It herewith undertakes to preserve this use for the entire term of the property lease or to use said premises only for a purpose compatible with the law on property leasing in force at the day of the change in purpose, subject to the LESSOR's prior written consent. The LESSEE expressly represents that it shall deal personally with all legal and fiscal consequences of a change in purpose of the premises.

       The LESSEE shall use the property in such a way as not to disturb the quiet or peaceful enjoyment by other occupants or neighbors of the property. It shall bear all consequences of actions brought by said occupants or neighbors in this respect.

       This lease does not offer any guarantee of exclusive occupancy or non-competition on the part of the LESSOR, which reserves the right to lease any and all premises other than those governed by this contract for the exercise of any and all similar or identical activities, regardless of the place where they are located.

 203.2 The premises shall at all times be furnished with the equipment, furnishings and movables in sufficient quantity and of sufficient quality to cover payment of the rent and to ensure performance of all lease terms.

203.3 In accordance with the Preliminary Declaration, the LESSEE shall during the entire lease term hold full surveillance, management and inspection powers over the leased property.

       During the entire term of the lease, the LESSEE shall ensure compliance with the government regulations and safety rules applicable to the class of building concerned. It shall accomplish all formalities and bear all costs necessary to carry out its business and accordingly releases the LESSOR from any responsibility in this respect.

       The LESSEE undertakes to comply with the laws and regulations applicable to environmental protection. It releases the LESSOR from any responsibility in this respect, notably in the event that soil pollution is discovered. In this case, the LESSEE alone shall bear all study and analysis costs and all expenses necessary to comply with all demands from the authorities or third parties. The LESSOR shall as necessary be entitled to demand that the LESSEE order an expert analysis at the LESSEE's own expense.

       The LESSEE shall also bear the cost of all soil and subsoil removal and restoration works. Such works shall be carried out in accordance with the regulations applicable to the type of activity carried on and on the terms in paragraph 206.3 et seq.

       For the entire lease term, the LESSEE undertakes not to bring any recourse against the LESSOR for compliance with environmental regulations and to make sure that the LESSOR is not wanted in the event that this contract is transferred or terminated or that the property is subsequently sold.

203.4 The LESSEE also releases the LESSOR from any liability for disruption of enjoyment by third parties.

203.5 The LESSEE alone shall bear all consequences of bodily injuries or tangible damage caused to third parties by the site or the constructions or by the existence or use of the fixtures or installations (water, gas, electricity and heating installations, etc.; elevators and freight elevators, escalators, etc.) or by the LESSEE's employees as well as all consequences of recourse brought by social security against the LESSOR further to job-related accidents.

203.6 In the event that the property belongs to a co-ownership or a regulated zone, the LESSEE undertakes to comply with the provisions of the co-ownership regulations, the zone regulations, the specifications or the internal rules.

204.   TRANSFER OF CONTRACT

       Transfer of the contract shall be subject to the LESSOR's prior written acceptance. In any event, transfer shall be authorized only if it complies with the following terms:

204.1 It shall be a total transfer; partial transfers of any kind shall be forbidden.

204.2 The LESSEE shall transfer to the transferee, in one and the same deed, the lease and the unilateral sales undertaking which, by express agreement between the parties and because of the very nature of the lease transactions, form an indivisible whole.

204.3 The transferee shall respect the exclusive purpose for the property referred to under paragraph 203.1 above.

       If the transferor operates a classified facility, said transferor shall file a declaration of change of operator or cessation of business prior to transfer. In the event that the transferor ceases business, it shall complete all soil and subsoil removal and restoration works and prove by means of an expert analysis conducted at its expense that no pollution or trace of substances capable of contaminating the site remains.

204.4. The LESSEE shall remain the joint guarantor of the transferee and subsequent transferees, without being able to oppose the benefit of discussion or division.

204.5 In case of court-ordered reorganization or liquidation, transfer of the contract by the trustee in bankruptcy or by the debtor, assisted by the trustee in bankruptcy, shall be subject to the terms and conditions stipulated in this Article. In this case, the transferor's joint guarantee shall be replaced by a joint guarantee from a bank.

204.6 Transfer shall take place by notarized deed, executed with the participation of the LESSOR's notary. The LESSOR shall be invited to intervene in this deed by registered letter with notice of receipt and shall receive a binding copy without cost for said LESSOR.

204.7 The foregoing stipulations (paragraph 204.1 to 204.6 above) shall apply to all transfer cases, regardless of their form, as well as to assignment of the lease right to any company of any form, whether such assignment is to a new company or to an already existing company.

205    SUBLET - PLEDGE OF BUSINESS

205.1  Sublet

205.1.1 The LESSEE shall be authorized to sublet the property to one or more users.

205.1.2     Any sublet contract shall contain the following stipulations:

            "The lessor, itself a lessee, has the enjoyment of the leased property by virtue of a lease contract expiring on ......... (to be filled out by the lessor, itself a lessee, in the sublet deed).

            The sublessee acknowledges that it has been informed that the rights it is granted herein are linked to the existence of the aforesaid lease and that the lease is not governed by the stipulations of the decree of 30 September 1953 on commercial leases.

            Accordingly, this sublease shall automatically end on expiration of the aforesaid lease contract if the lessor, itself a lessee, has not requested consummation of the property sale, or before this date if the lease contract itself is terminated at an early date, irrespective of the reason.

            In such case, the sublessee shall immediately release the premises without being able to claim any right against the lease company which is the owner."

205.1.3 The parties expressly acknowledge that, in their common intention, the premises governed by the lease for an indivisible whole.

205.1.4 All layout or repair works further to sublets and connected with either the constructions or the soil or subsoil shall be borne exclusively by the LESSEE, as shall all indemnities which the sublessees may claim from the LESSOR for any reason whatsoever.

205.2       Pledge of business

            The LESSEE shall only be entitled to pledge the business carried on in the property covered by this contract after having informed the LESSOR by registered letter with notice of receipt and having received the latter's written permission.

            In the event that a pledge is granted in violation of this clause or in the event that a privilege is registered by a third party, as validated by final court order with the force of RES JUDICATA, the LESSOR shall be entitled to terminate the contract at its sole discretion and apply the provisions stipulated in paragraph 209 below.

206.        WORKS

206.1       Repair and maintenance works

            The LESSEE shall not only be in charge of rental repairs and small maintenance works (Article 1720 paragraph 2 and Article 1754 paragraph 1 of the Civil Code) but shall also be responsible for major maintenance and repairs which become necessary during the contract, including the major repairs defined in Article 606 of the Civil Code, regardless of the origin of damage (construction defects or faults, wear, etc.).

            The LESSEE shall immediately destroy all rodents, insects and other parasites appearing on the leased property.

       The LESSEE shall promptly notify the insurers and the LESSOR of any damage, destruction or accident to or caused by the leased premises.

       On normal expiration of the contract, if the LESSEE has not requested the sale to be consummated, or in case of early termination, the LESSEE shall prove by means of an inventory, prepared at its expense and approved by the parties, that the premises are well maintained and in excellent repair in all respects. Failing this, it shall reimburse the LESSOR the cost of the necessary repair works.

206.2  Improvement or layout works

       At its own discretion but at its exclusive expense, the LESSEE shall be entitled to carry out such works.

       Works entailing demolitions or piercing of walls, beams, floors or roofs, or extension or elevation, or a change in indoor layout, shall require prior written permission from the LESSOR which, in case of authorization, shall be entitled to impose inspection by its architect, whose fees shall be borne by the LESSEE.

206.3  Works imposed by the regulations

       The LESSEE shall furthermore see personally to all works, irrespective of their cost, imposed by existing laws or regulations, or by order from the authorities, notably in order to obtain the health and safety certificate of conformity. The LESSEE shall not be entitled to claim the benefit of Article 1755 of the Civil Code in this respect.

       The LESSEE undertakes to comply with applicable laws and regulations on protection against risks connected with asbestos and releases the LESSOR from any liability in respect of these provisions.

       If the property covered by this lease is to be subjected to inspection, surveillance or works operations, the LESSEE shall deal personally with the performance of such obligations and alone shall bear the cost.

       The LESSEE undertakes to provide the LESSOR with evidence of the accomplishment of such operations on the conditions stipulated in
       Article 711 of the Special Terms.

206.4 The LESSEE shall carry out all of the foregoing works on its sole responsibility and shall have no recourse against the LESSOR. It shall take out all necessary insurance policies, notably legally necessary policies or any policies which may be advisable and shall require contractors to take out adequate insurance for their risks.

206.5 In the event that the LESSEE fails to carry out the works provided for in paragraph 206.1 and 206.3, the LESSOR shall be entitled to substitute itself for the LESSEE, after a summons has not been acted upon within one month, and have such repairs or works carried out by a contractor of its choice. In the event, the LESSEE shall promptly reimburse the amount plus 10% to the LESSOR as soon as it is requested to do so, and shall alone remain responsible for any consequences of failure to carry out the said works by the stipulated date.

206.6 The LESSEE shall not be entitled to demand any reduction of rent or termination of the contract, regardless of the scope or length of works, and whether such works are carried out by the LESSEE or by the LESSOR.

206.7 All real property added by the LESSEE shall be deemed to be the LESSEE's property during the entire term of the lease and shall automatically and without indemnity become the LESSOR's property by accretion on normal expiration of the contract if the LESSEE has not exercised the option, or on early termination of the contract, irrespective of the reason for such termination.

       The LESSEE shall not be entitled to remove or demolish them without the LESSOR's express consent. The LESSOR shall always be entitled to demand that the premises be restored in their original state at the LESSEE's cost and risk.

       In case of departure, the LESSEE shall leave all existing telephone lines at the LESSOR's disposal.

206.8 The LESSOR's representatives shall be authorized to enter the leased property freely, subject to advance notice for the LESSEE.

206.9 If the leased property is part of a co-ownership, the obligations incumbent on the LESSEE by virtue of the foregoing stipulations shall only concern works connected with the leased private elements.

       As regards works connected with the common elements, as approved and carried out by the co-ownership organization, the LESSEE shall reimburse the LESSOR its share of the expenses charged to the leased property, as part of the charges governed by paragraph 208 below.

207.   RENT

It is herewith specified that the word "rent" is used here for convenience but should be considered a financial fee which comprises the interest on and amortization of the capital invested by the LESSOR in the operation.

The frequency and date of each rental payment are specified in paragraph 207.5 below.

The periodic rent shall be calculated and collected on the following conditions:

The rent shall be equal to the addition of the following two elements:

-    Rent on the share invested by SLIBAIL IMMOBILIER
-    Rent on the share invested by NORBAIL IMMOBILIER

RENT ON THE SHARE INVESTED BY SLIBAIL IMMOBILIER

207.1  AMOUNT OF PERIODIC BASIC NET RENT

207.1.1 At each rental term, the amount of the periodic basic net rent shall be equal to the addition of, first, an amount representing financial amortization, and, secondly, an amount representing interest.

*207.1.1.1  At each rental term of the periodic rent, the amount of financial amortization shall be determined by applying the percentages given in column 1 of the table in the Special Terms to the "total investment cost" defined in paragraph 207.1.2 below.

*207.1.1.2  At each rental term of the periodic rent, the amount of interest shall be calculated by applying, to the financial outstandings, according to the formula indicated below, the proportional annual rate T stipulated in the Special Terms. The financial outstandings themselves are determined at each rental term of the period rent by applying the percentages given in column 2 of the table in the Special Terms to the "total investment cost" defined in paragraph
            207.1.2 below.

            The amount of interest, "i", included at each rental term in the amount of the periodic basic net rent shall therefore be determined according to the following formula:

            in = PR x Pn x T x NB
                               ---
                               360
            where:

            in Amount of interest included in the periodic basic net rent at term n

            PR   the "total investment cost" defined in paragraph 207.1.2

            Pn The percentage indicated in column 2 of the table in the Special Terms for term n

            T    The proportional annual rate stipulated in the Special Terms

            Nb   182.5 for a whole calendar period of six months and
                 91.25 for a whole calendar quarter

*207.1.2 "Total investment cost" is defined as the total sums, not including VAT which can be recovered, disbursed by the LESSOR, irrespective of the reason, in connection with this lease operation.

            If the "total investment cost" is not definitively known at the effective date of the lease, the rent shall provisionally be calculated on the basis of the sums disbursed by the LESSOR by this date.

            Disbursements, excluding recoverable VAT, made after the effective date of the lease shall generate complementary rent calculated by applying proportionally to the amount of such disbursements, excluding recoverable taxes, the annual rate used to calculate the due amount, prorated between the date of such disbursement and the date of their inclusion in the "total investment cost".

            Moreover, in order to respect the financial amortization pace provided for in the contract (without changing the percentages included in the columns 1 and 2 of the table referred to in the paragraphs 207.1.1.1 and 207.1.1.2 above), the complementary rent shall be incremented by the financial amortization which had to be applied to disbursements excluding recoverable taxes if they had to be made at the effective date of the lease.

            The foregoing disbursements excluding recoverable taxes shall be included in the "total investment cost". The non-indexed and indexed parts of the effective periodic rent excluding taxes defined in the paragraphs 207.2 and 207.3 below shall be modified accordingly at the date on which these disbursements are factored in.

            After expiration of the second lease year, no more disbursements may be requested from the LESSOR, even if the financing ceiling stipulated in title 1 of these General Terms has not been reached at the time.

*207.2 INDEXATION OF PERIODIC BASIC NET RENT

       Said rent shall be indexed at each term, at the percentage stipulated in, the Special Terms, against the national construction cost index published by INSEE. The balance shall remain non-indexed during the entire term of the lease.

       In indexing the periodic basic net rent, the initial reference index shall be the index for the antepenultimate calendar quarter preceding the calendar quarter in progress at the effective date of the lease(1)

       The periodic rent shall automatically vary at each term in the same direction as the said index.

       The comparison index used to calculate each term of the periodic rent shall be the index for the antepenultimate calendar quarter preceding the quarter in which this term falls due.

       In the event that the INSEE index goes down, the periodic rent shall go down as well. However, given the financial nature of this lease contract, it is expressly agreed that the periodic rent, after impact of indexation, shall in no event be less than the periodic basic rent.

       If the national construction cost index issued by INSEE ceases to be published or if recourse to this index is forbidden by future regulations, it will be replaced, failing an official replacement index, by an equivalent index chosen by agreement or, failing this, by a single expert, appointed by agreement between the parties or by order of the Chief Judge of the District Court at the petition of the first party to act; the expert's costs and fees shall be borne exclusively by the LESSEE.




----------------------
(1)    Antepenultimate quarter: quarter prior to the before-last quarter.
       Example: if the lease took effect during the first quarter of year n, the reference will be the index for the second quarter of year n-1. If the lease took effect during the fourth quarter of year n, the reference index is the index of the first quarter of year n.

       Moreover, should all indexation be forbidden by future regulation, the parties shall meet in order to replace the indexation provided for in the lease with another formula which complies with the applicable regulations and is designed to maintain the financial equilibrium of the contract.

207.3  FORMULA FOR CALCULATING PERIODIC BASIC NET RENT

       The periodic basic net rent to be paid by the LESSEE shall be equal to the result of applying the indexation to the periodic basic net rent. This periodic basic net rent shall consist of a Non Indexed Part: PNI, and an Indexed Part: PI, calculated as follows:

       - for the period between the effective date of the lease and the end of the calendar period (corresponding to the frequency of the rent specified in paragraph 207.5 below) then in progress, according to the following formula:

       PNI1 = L1 x (1 - H1)

       PI1 = L1 x HI IND1
                      ----
                     INDo

       L'1 = PNI1 + PI1

       - at subsequent terms according to the following formula:

       PNIn = PNIn-1 x Ln
                       ----
                       Ln-1

       PIn = PIn-1 x  LN  x INDn
                      --    ----
                      LN-1 INDn-1

       L'n = PNIn + PIn

       In the foregoing formulas:

       HI Height, as a percent, of the periodic basic net rent subject to indexation, as defined in paragraph 207.2

       PNI1      Non Indexed Part of the first due periodic basic net rent

       PI1       Indexed Part of the first due periodic basic net rent

       PNIn Non Indexed Part of term n of the first periodic basic net rent

       PNIn-1 Non Indexed Part of term n-1 of the first periodic basic net rent

       PIn       Indexed Part of term n of the first periodic basic net rent

       PIn-1     Indexed Part of term n-1 of the first periodic basic net rent

       L1 Periodic basic net rent of the first term stipulated in paragraph 207.1

       Ln        Periodic basic net rent of term n stipulated in paragraph
                 207.1

       Ln-1      Periodic basic net rent of term n-1 stipulated in paragraph
                 207.1

       INDn National construction cost index issued by INSEE applicable to term n as defined in paragraph 207.2

       INDn-1 National construction cost index issued by INSEE applicable to term n-1 as defined in paragraph 207.2

       IND1 National construction cost index issued by INSEE applicable, by way of comparison, to term 1 as defined in paragraph 207.2

       INDo National construction cost index issued by INSEE applicable, by way of initial reference, to term 1 as defined in paragraph 207.2

       L'1       Periodic basic net rent of the first term

       L'n       Periodic basic net rent of term n

RENT ON THE SHARE INVESTED BY NORBAIL IMMOBILIER

The second part of the rent, connected with the share of NORBAIL IMMOBILIER, is defined in the Special Terms.

207.4  VAT ON RENT

       Rent shall be subject to VAT (see 705 below). This tax shall be paid by the LESSEE, which shall also bear any tax added to or substituted for VAT.

*207.5 PAYMENT OF RENT

       The periodic basic net rent, incremented by due VAT, shall fall due and be payable at the dates and according to the calendar frequency stipulated in the Special Terms.

       A management fee, whose amount is fixed in the Special Terms, shall be payable together with each rental term.

       If the effective date stipulated in paragraph 201.1 of the General Terms becomes only officially known afterwards to the LESSOR, the LESSOR, because the time needed to prepare the invoice, shall be entitled to postpone the term for payment of the first effective periodic rent. In this case, the amount of the first term shall simply be incremented by the impact of such postponement at the pro-rated agreed interest rate.

207bis TEMPORARY COMPLEMENTARY RENT

207bis 1 In the event that the investment is subject to VAT because of acquisition of the building, the seller's delivery of a VAT attestation or financing of works by the LESSOR, the LESSEE shall owe complementary rent calculated as follows.

*207bis 2   Each amount disbursed by the LESSOR for recoverable VAT shall be subject to interest calculated over a fixed period of four months in proportion to the annual rate specified in the Special Terms.


207bis 3 This complementary rent, incremented by due VAT, shall be payable in arrears at the end of each calendar period defined in paragraph
            207.5 of the Special Terms and for the first time on expiration of the calendar period in progress at the effective date of the lease.

208     CHARGES

208.1 All charges connected with the property - services and supplies, insurance premiums, taxes and levies, even though normally incumbent on the owner (notably annual tax on office premises located in the Ile-de-France region, land tax and insurance premiums on the property) shall without exception be borne exclusively by the LESSEE, which undertakes to pay them or to reimburse them promptly to the LESSOR when requested to do so.

        As regards the annual tax on office premises located in the Ile-de-France region, created by Article 40 of the Supplementary Budget Act for 1989 (No 89.936 of 29 December 1989), the LESSEE, after having duly performed its obligation, shall send the LESSOR, without prompting, by registered letter with notice of receipt, for the latter's signature, thirty days before the regulatory filing deadline, the applicable declaration, indicating the address of the Treasury accountant in the district of the taxable premises who is to receive it. Should the LESSEE fail to send this document or should the information on this declaration be inexact, said LESSEE shall bear all consequences.

208.2 Charges normally incumbent on the LESSOR but which, further to paragraph 208.1 above, are incumbent on the LESSEE, being considered by the tax authorities as complementary rent subject to VAT like the basic rent, shall be billed additionally.

208.3 In the event that the premises belong to a co-ownership or a regulated zone, the related share of the common charges shall be borne entirely by the LESSEE.

208.4 The LESSEE shall see personally to all water, gas and electricity subscriptions, etc. whose cost it shall bear exclusively.

208.5 Suspension or breakdown of various supplies or services shall in no event justify a request for lower rent.

209.    TERMINATION

209.1 It is expressly agreed that if the LESSEE fails to pay a single rental term at its due date, a fraction of such term or the corresponding VAT or fails to pay the charges referred to in paragraph 208 or fails to perform one or more of the other contractual stipulations (notably failure to deliver the certificate of conformity within two years from the effective date of the lease or refusal to deliver this document), this contract shall be automatically canceled, at the LESSOR's discretion, without need for court order, if the LESSEE fails to remedy such non-performance within one month from receipt of a summons served by bailiff's writ.

        If this contract provides for enrollment in group death and disability insurance contract UAP/CL No 2310, on the terms stipulated in Article 402 below, application of the termination clause shall automatically entail cancellation of enrollment in this group death and disability insurance.

        If the property covered by this lease is designed for an activity to be carried on by classified facilities which require authorization, it is expressly agreed that this contract shall be terminated, at the LESSOR's discretion, without any legal formality, if, on expiration of the period of recourse available to third parties under Act No 76-663 of 19 July 1976, the operating authorization has not become final, either because of absence of recourse during the legal period or because a final court order further to recourse.

209.2 In accordance with the Articles 1152 and 1226 of the Civil Code, even in case of partial performance, the LESSEE shall owe the LESSOR, by way of damages, a termination indemnity equal to the sales price defined in paragraph 303.2 below, determined at the effective termination date, incremented by the amount of tax repayments in accordance with paragraph 303.3, the whole increased by two years of rent, based on the latest effective periodic rent demanded from the LESSEE prior to termination. This indemnity shall be incremented with due VAT.

        The LESSEE formally recognizes the LESSOR's right to this indemnity, given the essentially financial aspect of this lease operation and the fact that the LESSOR enters into this operation at the LESSEE's express request and in consideration of the LESSEE's person and needs.

        Accordingly, it is expressly agreed that this penalty clause shall be a substantive and decisive condition without which the LESSOR would not have entered into a contract.

210     TERMINATION AT THE LESSEE'S REQUEST

210.1 The LESSEE shall be entitled to request termination of this contract from expiration of the --th year of lease, on the following terms and conditions.

210.2 Said termination shall be possible only each year at the anniversary of the effective date of the lease.

        The LESSEE shall notify the LESSOR at most twelve months and at least nine months in advance, by registered letter with notice of receipt, of its decision to use the termination option.

        Termination shall be by notarized deed, whose cost shall be borne exclusively by the LESSEE.

210. 3 The LESSEE shall vacate the property at least ten days before the effective termination date.

210.4 An inventory drawn up at the LESSOR's initiative and at the LESSEE's cost shall show that the property is perfectly maintained and in perfect repair, in accordance with the stipulations in paragraph 206, and that it can be leased for its design purpose without cost for the LESSOR.


210.5 The LESSEE shall be up to date on all its contractual obligations, in such a way that the termination clause in paragraph 209 does no apply.

210.6   The certificate of conformity shall have been obtained.

210.7 The LESSEE shall have paid the LESSOR, by way of agreed lump-sum indemnity, a sum equal to the sales price defined in Article
        303.2 below, determined at the effective termination date, plus the amount of tax repayments covered by paragraph 303.3.

210.8 If one or more of the above conditions is not met at least ten days before the effective termination date, the LESSOR shall be entitled, at its own discretion, to consider the termination request made by the LESSEE void, subject to notice served at least ten days before the scheduled termination date by registered letter with notice of receipt, specifying the condition(s) which has/have not been met.

210.9 However, the LESSEE shall be exonerated from the obligation to pay an indemnity if, before the date set for termination, it has ensured acquisition of the building by a third party on the following conditions:

210.9.1 The price shall be at least equal to the sales price defined in paragraph 302.2, as determined at the day of the notarized sales deed, plus tax (notably on capital gains) due on the sale as well as the amount of tax repayments referred to in paragraph 303.3.

        For collection of transfer duty, the market value of the property, if higher than the sales price, shall be covered by an estimate agreed between the parties in a declaration in the deed.

210.9.2 The sale shall furthermore be completed on the terms and conditions stipulated in the paragraphs 303.4 to 303.10 below.

210.9.3 The LESSEE shall inform the LESSOR, by registered letter with notice of receipt, of the name and address of the future buyer of the building and shall deal personally with all formalities to be accomplished by such buyer until completion of the sale. In this respect, the LESSOR does not intend to accept any liability vis-a-vis the LESSEE.

210.9.4 This contract shall end at the date on which the authentic sales deed is signed. The LESSEE shall intervene in this deed in order to terminate the contract and to accept personally vis-a-vis the buyer the undertaking to vacate the premises promptly.

210.10 Rent and charges shall be due until the termination date or until the notarized sales deed. Any excess payments shall be charged to sums owed by the LESSEE, if any, or shall be reimbursed.

210.11 The indemnity provided for in paragraph 210.7 shall also be due in the event that termination is due to the decision of the trustee appointed by judgment in bankruptcy or liquidation proceedings (Article 37 of Act No 85.98 of 25 January 1985).

211     EXPROPRIATION

211.1   TOTAL EXPROPRIATION

        If the site and constructions are entirely expropriated, the lease shall automatically be terminated at the date of the order entailing transfer of ownership to the expropriating organization.

211.1.1 However, as enjoyment of the expropriated property can only revert to the expropriating organization after the LESSOR is paid the expropriation indemnity, the LESSEE shall owe the LESSOR, from the date of the aforesaid order and until actual payment of the expropriation indemnity, the date on which the premises shall be immediately vacated, an occupancy indemnity equal to the amount of rent due for this period, which indemnity shall be payable on the same conditions and at the same time as the rent. Moreover, the LESSEE shall continue to pay the amount of charges provided for in the terminated contract.

211.1.2 If the expropriation indemnity paid to the LESSOR is less than the sales price stipulated in paragraph 303.2, as determined at the day of payment of said indemnity, plus tax (notably on capital gains) due on the transfer of ownership, as well as the amount of tax repayments referred to in paragraph 706, the LESSEE shall pay the LESSOR the difference plus due VAT by way of termination indemnity.

        In the opposite case, the difference plus due VAT shall be paid by the LESSOR to the LESSEE, also by way of termination indemnity.

211.2   PARTIAL EXPROPRIATION

        If the site and constructions are only partly expropriated, the lease shall remain in effect for the remainder.

211.2.1 In this case, this contract shall be covered by an amendment recording the change in surface area of the property and modifying the financial terms to factor in the amount of the expropriation indemnity received by the LESSOR less all costs and expenses incurred by the latter and all taxes owed by it, notably capital gains tax and tax repayments in connection with the expropriation, as stipulated under paragraph 706 below.

211.2.2 Free transfer to government authorities

        In the event that parts of the building (notably land parcels) have to transferred for free to a government authority, the financial terms of this lease (rent and sales undertaking) shall not be modified despite a change in surface area of the property.

211.3   REQUISITION

        In case of requisition or occupancy of all or part of the site and constructions, whether temporarily or for the entire lease term, by any administration authorized to do so, the lease shall remain fully in effect and the LESSEE shall owe the rent on normal terms.

        However, as soon as it has collected, the LESSOR shall pay the LESSEE the entire requisition or occupancy indemnity. It is herewith expressly stipulated that no offsetting shall be possible between the rent and the indemnity concerned.

212     INSURANCE

212.1 In order to cover its own risks and those transferred to it, the LESSEE shall, at its own expense and at the latest by the effective date of this lease, take out all insurance policies it deems necessary. However, it shall always take out the following policies:

212.1.1 A comprehensive tenant's risk policy (fire, explosions, related risks and civil liability of the tenant).

        Said policy shall cover the LESSEE's furnishings, machinery and goods against fire, explosions and water damage. Said policy shall also provide cover against recourse by third parties and neighbors, the cost of removing and putting back the insured property further to works after an insured loss, civil liability directly related to operating risks after delivery. Said policy shall expressly provide for waiver of recourse against the LESSOR.

212.1.2 A comprehensive building risk policy

        Said policy shall provide cover against fire, explosions and water damage for all constructions and all facilities, fixtures, fixed and mobile installations, whether outdoor or indoor, whether deemed fixtures by design or by use, without exception, at full reconstruction value, pegged to the construction price index established by Federation Nationale du Batiment et des Activites Annexes. The insured sum or cover shall include VAT if the LESSEE is not subject to VAT. Otherwise the insurance shall be taken out excluding VAT. If the LESSEE is only partly subject to VAT, the insured amount or cover shall provide for VAT in the adequate proportion.

        The policy shall further cover the following risks:

        Glass breakage, indirect losses up to 10% (ten percent), fees and urban development taxes which may be required in case of reconstruction, cost of earthworks, demolition, removal and transportation of destroyed parts, loss of rent up to two years of lease payments, deprivation of enjoyment, recourse of neighbors and third parties, electric damage, hurricanes, storms, falling aircraft, smoke and fumes, impact of vehicles, cost of searching for leaks, leaks in automatic fire extinguisher networks of the SPRINKLERS brand or similar, riots, acts of terrorism or sabotage, costs and fees of experts.

        The policy shall include a clause canceling the rule on proportional face amount.

212.1.3 Civil liability policy

        Said policy shall cover the civil liability of the LESSEE and the LESSOR in case of direct bodily injury, tangible or intangible damage caused to third parties by the property complex.

        This policy shall be taken out before the property is acquired by the LESSOR.

212.2   Enrollment:

        The LESSEE shall take out the insurance policies listed in the paragraphs 212.1.2 and 212.1.3 as part of the "Group" insurance policies connected with the asset protection plan implemented by the LESSOR with the assistance of its insurance broker. The purpose of this plan is to provide the LESSEE with cover meeting the exact requirements stipulated in the paragraphs 212.1.2 and 212.1.3.

        Should the LESSEE exceptionally, on its sole responsibility, decide not to subscribe to the LESSOR's "group" insurance contracts but to cover the risks which it is obliged to insure (as stipulated in the paragraphs 212.1.2 and 212.1.3) by means of "other insurance policies", it shall provide evidence of subscription of such "other policies" by supplying the LESSOR's insurance broker with copies thereof, failing which the LESSOR shall be entitled to cover the foregoing risks at the LESSEE's expense.

        Said "other policies" shall stipulate that the insurance company concerned may not suspend their covers for any reason, nor refuse to indemnify the LESSOR in case of loss on the ground that the LESSEE has not complied with the obligations of the insurance contract, without notifying the LESSOR at least one month in advance by registered letter, in which event the LESSOR, at its own discretion, shall be entitled to pay the premiums in the LESSEE's place.

        The "other policies" shall specify that all indemnities payable under the damage covers shall be paid directly to the LESSOR and shall necessarily provide for reciprocal waiver of recourse between the LESSOR and the LESSEE.

        Moreover, the LESSEE may or shall take out all complementary policies it considers useful or necessary.

        The LESSOR reserves the right to require subscription of all complementary policies which turn out to be necessary. Inspection or lack of inspection of said policies by the LESSOR or its insurance broker shall not entail any liability on its part for lack of insurance or inadequate insurance.

212.3   Premiums:

        As part of the LESSOR's asset protection plan and in application of the preliminary declaration, the LESSEE shall be solely responsible for negotiating with the LESSOR's broker both the face amount to be insured and the premium rate of the subscribed insurance.

        Given that the insurance premiums payable by the LESSEE under Article
        212.1 above to cover the risks for which the owner is liable are considered by the tax authorities as complementary rent subject to VAT like the basic rent, they shall be billed additionally and paid in accordance with paragraph 208.2 above.

        As regards insurance taken out within the framework of the LESSOR's asset protection plan, the LESSEE shall be sent a complementary rental term by the LESSOR's insurance broker, mandated to this end by the LESSOR, which broker shall directly collect its premiums. The complementary rent shall correspond to the amount of the due annual premium plus the applicable VAT.

        If the LESSEE is not enrolled in the LESSOR's asset protection plan, premium receipts sent to the LESSOR as proof of payment shall be prepared in such as way as to distinguish between premiums covering the owner's risks and premiums covering the LESSEE's risks.

        In the event that the property is part of a co-ownership, the LESSEE shall, in the light of the policies taken out by the LESSOR or the property manager, subscribe, in the name and on behalf of the LESSOR, all supplemental policies necessary to cover the risks referred to in paragraph 212.1 entirely, notably those connected with the works carried out by the LESSOR as well as the LESSEE itself. Failing this, the LESSOR shall be entitled to take out insurance for the above risks at the LESSEE's cost.

        The premiums on the policies taken out by the LESSOR or the co-ownership shall be included in the charges incumbent on the LESSEE under the paragraphs 208.1 and 208.3.

212.4   Insurance broker

        The LESSOR has appointed the following insurance broker:

                                         SGAP
                    SOCIETE GENERALE D'ASSURANCES ET de PREVOYANCE
                           having its registered office at
                                 50 rue de Chateaudun
                                     75009 PARIS

        The LESSOR expressly reserves the right to appoint any other insurance broker in place of the above broker, which the LESSEE herewith accepts.

213.    LOSSES

213.1 The LESSEE shall inform the insurer or the LESSOR's broker if it has enrolled in the LESSOR's asset protection plan, in the name and on behalf of the LESSOR, and in the form and by the deadline stipulated in the insurance policy, of any loss to the leased property, regardless of its extent, even if no visible damage results. The same day, the LESSEE shall send the LESSOR, by registered letter, a duly certified copy of its declaration.

        The LESSEE shall further make all other declarations and accomplish all advisable or necessary formalities vis-a-vis all competent authorities or government services, file all complaints and, in general, carry out all formalities on behalf of the LESSOR made necessary by the circumstances.

213.2 In case of a loss, even due to an act of God or force majeure, which has caused total or partial destruction of the premises, this contract, by express derogation from the stipulations in the Articles 1184, 1722 and 1741 of the Civil Code, and all other similar legal provisions, shall not be automatically terminated. The LESSEE shall continue to owe the entire rent and charges on the agreed terms, regardless of the period for which enjoyment is suspended.

213.3 After having obtained the necessary administrative authorizations, the LESSEE shall, as applicable and at its own expense, either repair the damage to the leased premises or reconstruct the premises identically or, subject to the LESSOR's written permission, in equivalent form but in an amount which shall be at least equal to the cost of reconstructing the premises identically including all taxes.

        Repair or reconstruction works shall be carried out on the LESSEE's sole responsibility within the framework of the mandate granted to said LESSEE by the LESSOR after the LESSOR has approved all drawings, quotations and contracts.

213.4 In accordance with the clauses in the policy, the insurance indemnities shall be paid to the LESSOR, which shall pay for the repair or reconstruction works conducted by the LESSEE. It is agreed that the LESSEE alone shall be all excess costs, including VAT, generated by repair or reconstruction as compared with the amount of the said indemnities.

        Before commencing such works, the LESSEE shall provide the LESSOR with a joint guarantee from a bank for payment of such excess.

213.5 However, in case of total destruction of the constructions or partial destruction considered total destruction, the LESSEE, provided the conditions in paragraph 301.3 have been met, shall be entitled to demand, by virtue of the sales undertaking granted to it under paragraph 301.2, that the sale be consummated, provided it bear the fiscal consequences, if any, if the tax authorities disqualify the contract because of its short duration.

        The price shall be equal to the sales price stipulated in paragraph
        303.2 below, determined at the date of the notarized sales deed, increased with the amount of tax repayments stipulated in paragraph 706.

        By virtue of the sale, the LESSEE shall be subrogated in all of the LESSOR's rights in respect of the insurance indemnity.

        Accordingly, the price shall be payable less any sums received in this respect by the LESSOR prior to execution of the sales deed.

        The sale shall take place on the terms and conditions stipulated in paragraph 303.4 to 303.10.

213.6 If the LESSEE, at the date on which notice is served of the decision taken by the authorities concerned in respect of the building permit, has not used its option under paragraph 213.5 above, it shall be entitled to:

        - if the building permit is delivered without restriction or reservation:

        - opt for reconstruction of the buildings on the conditions stipulated in paragraph 213.3 and, accordingly, continue the contract. However, if the LESSEE does not offer the guarantee provided for excess reconstruction costs compared with the amount of insurance indemnities (see paragraph 213.4), the LESSOR shall be entitled to terminate the contract and to apply the provisions in the paragraphs 213.8, 213.9 and 213.10 below;

        - or demand consummation of the sale on the terms and conditions stipulated in paragraph 213.5.

        - if the building permit is refused or delivered precariously or with reservation, request consummation of the aforesaid sale or termination of the contract.

              The LESSEE shall have one month from receipt of notice of the decision of the authorities concerned, given by registered letter with notice of receipt, to inform the LESSOR of its option.

        213.7 Failure to reply by the stipulated deadline shall be considered:

        - if the building permit has been delivered, as tacit agreement to continue the contract;

        - if the building permit has been refused, as tacit agreement to terminate the contract.

        213.8 In case of termination request or tacit agreement to termination, termination shall take effect at the day on which the termination indemnity provided for below is paid.

        213.9 If the sales price stipulated in paragraph 303.2, as determined at the termination date, plus taxes and other costs owed by the LESSOR in connection with such termination or collection of the insurance indemnity, as well as the amount of the tax repayments referred to in paragraph 706, exceeds the amount of the insurance indemnity, the LESSEE shall pay the LESSOR the difference plus due VAT by way of termination indemnity.

              In the opposite case, the LESSOR shall pay the LESSEE the differences, plus due VAT, by way of termination indemnity.

213.10 Rent and charges shall be due until the date on which the notarized sales deed is signed or until the termination effective.

              Any excess payment shall be charged to sums owed by the LESSEE, if any, or be reimbursed.

                             TITLE 3 OF THE GENERAL TERMS

--------------------------------------------------------------------------------
300     UNILATERAL UNDERTAKING TO SELL THE LEASED PROPERTY
--------------------------------------------------------------------------------

301     PURPOSE

301.1 By virtue of the undertaking granted to it, the LESSEE shall be entitled to request consummation of the sale of the property at the end of the tenth year and each of the ensuing years of the lease until expiration of the contract.

301.2 The LESSEE shall also be entitled to request consummation of the sale in case of total loss or a similar event (see paragraphs 213.5 and 213.6).

301.3 The LESSEE shall only be entitled to request consummation of the sale if it has duly performed its obligations under the contract.

301.4 Termination of the lease, irrespective of the reason, shall void this sales undertaking.

302     REQUEST TO CONSUMMATE SALE

302.1 The LESSEE shall only be entitled to request consummation of the sale by registered letter with notice of receipt.

        In the cases provided for in paragraph 301.1, the registered letter shall be sent to the LESSOR at most twelve months and at least nine months before the end of the lease year.

        For the case provided for in paragraph 301.2, the maximum deadline at the LESSEE's disposal to request consummation of the sale is stipulated in paragraph 213.6.

302.2 If the LESSEE has not requested consummation of the sale at least nine months before the end of the last year of the lease, the sales undertaking shall become void, unless the LESSOR agrees to extend the term.

 302.3 The request for consummation shall not entail transfer of ownership, which shall be by notarized sales deed.

         However, in case of sale on termination of the contract, transfer of ownership shall be deferred until expiration of the lease if the notarized deed is signed before this date.

 303     TERMS AND CONDITIONS OF SALE

 303.1   The sale shall be consummated by notarized deed.

 303.2 At the end of a given lease year, the sales price shall be equal to the indexed residual financial value of the "total investment cost".

*303.2.1 The residual financial value before indexation of the "total investment cost" shall be obtained by applying to the "total investment cost" as defined in paragraph 207.1.2 the percentages fixed in the Special Terms, the result being increased with any sums still to be disbursed by the LESSOR in connection with this lease operation.

 303.2.2 The resulting residual financial value shall be pegged, in the same percentage as used for indexation of the periodic basic net rent stipulated in paragraph 207.2 of the Special Terms, to the national construction cost index issued by INSEE.

         The basic reference index shall be the index for the antepenultimate calendar quarter preceding the calendar quarter in progress when the lease takes effect, the comparison index being the index for the antepenultimate calendar quarter preceding the quarter in which the sales deed is signed.

         In the event that this index is not known at this date, the comparison index shall provisionally be the latest published index, in which case readjustment shall occur within eight days following publication of the aforesaid chosen comparison index.

        However, it is expressly agreed that the sales price resulting from such revision shall in no event be less than the non indexed residual financial value determined in accordance with paragraph 303.2.1.

        In the event that the INSEE index ceases to be published or recourse to this index or to any indexation is forbidden, the parties shall apply the provisions applicable in the same situation to the effective periodic rent.

303.2.3 Given the essentially financial nature of the LESSOR's intervention in this lease operation, as explained in the PRELIMINARY DECLARATION, it is expressly agreed between the parties, as a substantive condition of this contract, without which it would not have been entered into, that, if, for any reason connected with a fact under the LESSEE's control or connected with applicable laws or regulations, the periodic net rent effectively paid by the LESSEE is higher or lower than the periodic effective net rent defined in paragraph 207.3, the amount of such increase or reduction, shall respectively be reduced from or added to the amount of the sales price stipulated in paragraph 303.2.

        Accordingly, in case of reduction of the agreed periodic effective net rent, the sales price shall be increased by adding the following elements:

        - amount of difference between the total periodic effective net rent stipulated contractually and the effective rent actually received by the LESSOR;

        - amount of interest calculated proportionally at the base rate of CREDIT LYONNAIS plus three points, pro-rated in time over the difference resulting from the foregoing paragraph.

        In case of a rental increase imposed by the applicable laws or regulations, the sales price shall be reduced by the above elements.

303.3 The resulting sales price shall be increased with the amount of tax repayments stipulated in paragraph 706 below.

303.4 The sales price shall be paid cash at the day on which the sales deed is signed. However, the additional price if any resulting from index adjustment shall be paid within eight days from the date on which the accounts are drawn up and the invoice is issued. In this respect, the LESSOR expressly reserves the right to exercise the seller's privilege as well as the termination action.

303.5 All costs, duties, emoluments, taxes and levies connected with the sale shall be borne exclusively by the LESSEE.

303.6 The sale shall take place at the LESSEE's exclusive risk, without guarantee on the LESSOR's part, neither as regards eviction nor for faults or hidden defects in the sold property.

        Consequently, the LESSEE:

        - shall take the property as-is at the date on which ownership is transferred, without being entitled to bring any recourse against the LESSOR for bad condition of the soil, the subsoil or the buildings, construction defects, even if hidden, an error in description or surface area, any difference, up or down, even if such difference should exceed one-twentieth, to be the LESSEE's loss or gain;

        - shall bear all negative easements and profit from all positive easements, at its own risk, and shall see personally to all administrative easements.

303.7 The LESSEE shall see personally to the continuation or termination of all insurance policies and all subscriptions, in such a way that no recourse can be brought against the LESSOR.

303.8 The sales deed shall be signed with the participation of the LESSOR's notary.

303.9 In the cases provided for in paragraph 301.1, the sales deed shall be signed at the latest at the expiration date of the lease year during which the LESSEE validly requests consummation of the sale. In the cases provided for in paragraph 301.2, it shall be signed within three months from the sales consummation request.

        If it was impossible to execute the notarized deed by these deadlines due to an event ascribable to the LESSEE, the sales consummation request shall be deemed null and void, unless the LESSOR agrees to extend the term.

303.10 After acquisition of the property, the LESSEE shall comply with the provisions in Article 239 SEXTIES et seq. of the General Tax Code, whose text is contained in the appendix hereto titled "Regulatory texts".

                            TITLE 4 OF THE GENERAL TERMS

--------------------------------------------------------------------------------
 400     GUARANTEES OFFERED BY THE LESSEE
--------------------------------------------------------------------------------


 401     PERSONAL GUARANTEE

         Not applicable.

 402     DEATH AND DISABILITY INSURANCE

         Not applicable.

*403     OTHER GUARANTEES

         As applicable specified in the Special Terms.

                            TITLE 5 OF THE GENERAL TERMS

Not applicable.

                             TITLE 6 OF THE GENERAL TERMS

--------------------------------------------------------------------------------
600     CONDITION PRECEDENT
--------------------------------------------------------------------------------

        As the LESSOR has received this day, by notarized deed, the rights referred to under paragraph 101 of the General Terms, this contract is not subject to any condition precedent.

                             TITLE 7 OF THE GENERAL TERMS

--------------------------------------------------------------------------------
700     MISCELLANEOUS PROVISIONS AND REPRESENTATIONS
--------------------------------------------------------------------------------

*701    TERMS OF PAYMENT GOVERNING SUMS OWED BY THE LESSEE

        All sums owed by the LESSEE to the LESSOR, regardless which, shall be debited by the LESSOR by debit advice from the LESSEE's bank account specified in the Special Terms.

        To this end, the LESSEE irrevocably undertakes to sign a "debit request" for the LESSOR and a "debit authorization" for its bank.

        Before each due date, the LESSOR shall inform the LESSEE of the amount of due sums. Should the LESSOR for one or more terms forego issuing a debit advice and instead request the LESSEE to make payment by transfer, said LESSEE shall make such transfer to the LESSOR's bank account specified in the Special Terms, at the value date stipulated in the term advice, in order to comply with the financial nature of the contract.

702     LATE-PAYMENT INTEREST

        In case of late payment of any sum due under this contract, the LESSEE shall owe the LESSOR, for every past-due month, a net indemnity calculated over the due amount and billed monthly in arrears at the base rate of CREDIT LYONNAIS in force at the first day of the period covered by the invoice for late-payment interest, plus six points. Said rate shall in no event be less than the annual proportional rate applied to the last periodic effective net rent prior to the late payment. Any month which has begun shall be counted as a full month.

        This indemnity shall be automatically due without prior summons and its payment shall in no event be construed as approval of additional time for payment for the LESSEE.

703     VACATION OF PREMISES

703.1 In the event that no sales consummation request is made and no new lease is signed between the parties and in the event of early termination, the LESSEE and any occupant for whom it is answerable shall vacate the premises at the latest by the expiration or termination date of this contract.

        In case of late departure from the premises, the LESSEE shall pay the LESSOR an occupancy indemnity equal to three times the rent of the last lease term, including VAT, calculated pro-rata temporis month by month. Each month which has begun shall be due. This indemnity shall be independent from the termination indemnity provided for in the paragraphs 209.2 and 210.7.

        The LESSEE may further be constrained to leave the premises at once by order in summary proceedings finding in favor of termination of the contract and ordering the LESSEE's expulsion.

703.2 If the LESSEE carries on a business entailing pollution risks, notably of the subsoil, it shall, if no sales consummation request is made and in case of early termination, carry out the necessary soil and subsoil removal and restoration works and provide evidence of an expert analysis, conducted at its own expense, showing that no pollution remains, nor any trace of substances capable of contaminating the site.

        If a classified facility, the LESSEE shall also produce the receipt for its declaration that it has ceased business.

704     LESSOR'S PRIVILEGE

        It is expressly stipulated that the LESSOR's privilege shall guarantee not only payment of the rent and charges but also all complementary rent, all occupancy indemnities and all termination indemnities provided for in the contract.

705     VAT OPTION

        At the LESSEE's request, the LESSOR declares that it opts for value-added tax on the income of this lease.

706     REPAYMENT OF VAT TO THE TREASURY BY WAY OF REGULARIZATION

706.1 In the event that, by virtue of applicable tax laws and regulations, notably Article 210, Appendix II, of the General Tax Code, the LESSOR has to repay VAT on the investment to the Treasury, the amount of such repayments shall be borne by the LESSEE or the buyer of the property on the following conditions.

706.2 If repayment is further to the sale of the property by virtue of any of the clauses of the contract, whether to the LESSEE or to a third party, the sales price, as defined in paragraph 303.2, shall be incremented by the amount of VAT repayments, in accordance with paragraph 303.3.

        In consideration of this price increase, the LESSOR, in its capacity as seller, shall supply the buyer with an the affidavit provided for in paragraph IV of the before-mentioned Article 210, which shall enable the buyer to deduct the amount of VAT mentioned therein within the limits of its own rights.

        If repayment is further to total expropriation, it shall be taken into account in calculating the lease termination indemnity incumbent on the LESSOR or the LESSEE, as applicable.

706.3 In all other cases of VAT repayment by the LESSOR, the LESSEE shall pay the LESSOR complementary net rent equal to the amount of the repayment, incremented by the corresponding VAT.

*707    LAND REGISTRATION

        This deed shall be registered at the competent mortgage registry at the LESSEE's cost.

        For collection of the land registration tax and the emoluments of the mortgage registrar, the parties shall value the cumulative rent for all years of the lease, the sale price to the LESSEE on expiration of the lease and the amounts of charges stipulated in the Special Terms.

        In their common interest, the parties empower the persons designated in the Special Terms, with the power to act separately, to draw up and sign all complementary deeds or amendments to this contract necessary to accomplish the land registration formalities.

708     GENERAL MEETINGS OF CO-OWNERS ASSOCIATION

        The LESSOR mandates the LESSEE to represent it at the General Meetings of the Co-Owners Association, if there is one, and on its behalf to take part in all deliberations and votes at such General Meetings.

        The LESSEE shall send the LESSOR within fifteen days a report on such General Meetings.

709     MISCELLANEOUS COSTS

        All costs, duties and emoluments connected with this contract, the deed recording performance of the condition precedent if there is one, the binding copy to be delivered to the LESSOR and all future costs, duties and emoluments connected with this, shall be borne exclusively by the LESSEE, which so accepts.

*710    MANAGEMENT POWERS (if the LESSOR is an undivided entity)

        As applicable specified in the Special Terms.

*711    OTHER PROVISIONS

        As applicable specified in the Special Terms.

712     LESSEE'S WARRANTIES AND REPRESENTATIONS

        The LESSEE warrants and represents that it is a company governed by French law.

        The LESSEE warrants and represents that it is not subject to any request for nullity or dissolution.

        The LESSEE warrants and represents that it has no objection to the LESSOR's mentioning in its corporate documents the location of the lease property and the name of the LESSEE's business as well as the amount of the investment, as determined in this contract.

713     ELECTION OF DOMICILE - JURISDICTION

        For the purpose of this contract and any deeds and documents further hereto, the parties elect domicile at the respective registered offices of the companies represented by them.

        Moreover, it is agreed that all disputes connected with this lease contract and the unilateral sales undertaking contained herein shall be the exclusive jurisdiction of the courts of PARIS.

--------------------------------------------------------------------------------

                                      PART TWO

                                   SPECIAL TERMS

--------------------------------------------------------------------------------


                    This second part only refers to those General
                    Terms which are complemented or modified in application of this contract.

                            TITLE 1 OF THE SPECIAL TERMS


--------------------------------------------------------------------------------
100    AGREEMENT REGARDING THE PERIOD PRIOR TO THE EFFECTIVE DATE OF THE LEASE
--------------------------------------------------------------------------------

101    PURCHASE OF SITE

The notarized deed of the LESSOR's acquisition of the rights referred to in paragraph 101 of the General Terms is signed this day in the presence of Maitre Francis BERGERAULT, the aforesaid notary.

An authentic copy of this deed shall be published at the competent mortgage registry.

102    ERECTION OF CONSTRUCTIONS

102.6  Works completion deadline: 31 March 1998

103    FINANCING OF WORKS

103.2  The LESSOR agrees to finance the investment up to the following ceiling:

       -  acquisition of site                FRF    5,000,000 ex-VAT
       -  provision for acquisition costs    FRF       75,000
       -  construction                       FRF   25,925,000 ex-VAT
                                             -----------------------
                                             FRF 31,000,000

       (THIRTY-ONE MILLION FRANCS)

       To this ceiling shall be added the corresponding VAT.

       The investment shall be financed as follows:

       -  Financing by SLIBAIL IMMOBILIER    FRF 15,500,000
       -  Financing by NORBAIL IMMOBILIER    FRF 15,500,000
                                             --------------
                                             FRF 31,000,000

       It is herewith specified that the LESSEE, in accordance with paragraph 403 of the Special Terms, in order to guarantee the financings provided by SLIBAIL IMMOBILIER and NORBAIL IMMOBILIER, the LESSEE shall pay an advance of FRF 8,000,000, including FRF 4,000,000 onto the account of SLIBAIL IMMOBILIER and FRF 4,000,000 onto the account of NORBAIL IMMOBILIER.

104    PRERENT

104.1  Commitment fee

       Calculation basis: financing ceiling excluding recoverable VAT as defined above in the chapter "Works Financing".

       Annual rate: 0.25% (zero unit and twenty-five centimes per cent).

       Terms of payment:
       Quarterly in advance on 1 January, 1 April, 1 July and 1 October of each year, from 30 November 1996 until the end of the calendar quarter during which the lease takes effect and, for the first time, at the day on which this contract is signed, for the period running until the end of the current calendar quarter.

104.2  Interim interest

       Annual rate for calculating interest according to the terms specified in the General Terms:

       Average monthly money market rate paid on the interbank market, established by Association Francaise des Banques and officially published by Societe des Bourses Francaises for the month preceding the month of the term, plus 1.00 point.

104.4  Financial engineering costs

       FRF 50,000 paid when this contract is signed and divided as follows:

       -  SLIBAIL IMMOBILIER:      FRF 40,000
       -  NORBAIL IMMOBILIER:      FRF 10,000

104.5  Other costs

       Not applicable.

                            TITLE 2 OF THE SPECIAL TERMS


200    LEASE

201    EFFECTIVE DATE - TERM

       201.2 From its effective date, the lease shall have a term of 12 whole and consecutive years.

203    ENJOYMENT AND PURPOSE OF PREMISES

203.1  The premises shall be occupied exclusively for industrial use.

207    RENT

       On the terms stipulated in paragraph 207.5 of the Special Terms, the periodic basic net rent shall fall due and be payable in advance, each calendar quarter.

207.1  Amount of periodic basic net rent

       1) SHARE OF SLIBAIL IMMOBILIER


               207.1.1.1 and 207.1.1.2

               By exception to the General Terms, given that the LESSEE must pay SLIBAIL IMMOBILIER on the effective date of the lease an initial advance of FRF 4,000,000, as specified in Article 403 of the Special Terms, the rent shall consist of two elements:

               1)   FIRST ELEMENT

                    This first element shall be calculated by applying the percentages stipulated below, in accordance with paragraph
                    207.1 of the General Terms, to the "net total investment cost", as defined in paragraph 207.1.2 of the General Terms, less the amount of the initial advance paid by the LESSEE.

                    The first element shall be calculated in accordance with the terms laid out in the General Terms in application of the table below.

               2)   SECOND ELEMENT

                    This element, which shall consist only of amortization of the principal, shall be calculated by applying the same percentages as used for the first element to the amount of the initial advance paid by the LESSEE, assuming that the lease takes effect on the first day of a calendar period.

                    The net amount, ex-VAT, of this second element shall be paid by offsetting it with the amortization of the LESSEE's advance, as stipulated in paragraph 403 of the Special Terms.

                    If the LESSEE's advance of FRF 4,000,000 is not paid at the effective date of the lease, the first element of the periodic rent shall be calculated over the total investment cost as defined in paragraph 207.1.1 of the General Terms.

               As the percentages to be applied to the "total investment cost" at each term of the periodic rent in order to determine, first, the amount of the financial amortization (column 1) and, secondly, the financial outstandings (column 2) used to calculate the amount of interest - established on the assumption that the effective date of the lease will fall on the first day of a calendar period - they shall therefore be revised, if the effective date of the lease occurs during a calendar period - have been fixed as follows:

Column 1:  Financial amortization as a percent
Column 2:  Interest calculation basis as a percent


--------------------------------------------------------------------------------

 Due dates                 Column 1                   Column 2

--------------------------------------------------------------------------------
             1             2.94371                    97.05629
                           two units and ninety-four  ninety-seven units and
                           thousand three hundred     five thousand six hundred
                           seventy-one thousandth     twenty-nine thousandth
                           percent                    percent
--------------------------------------------------------------------------------
             2             2.88903                    94.16726
                           two units and eighty-      ninety-four and sixteen
                           eight thousand nine        thousand seven hundred
                           hundred three thousandth   twenty-six thousandth
                           percent                    percent
--------------------------------------------------------------------------------
             3             2.83579                    91.33147
                           two units and eighty-      ninety-one units and
                           three thousand five        thirty-three thousand one
                           hundred seventy-nine       hundred forty-seven
                           thousandth percent         thousandth percent
--------------------------------------------------------------------------------
             4             2.78397                    88.54751
                           two units and seventy-     eighty-eight units and
                           eight thousand three       fifty-four thousand seven
                           hundred ninety-seven       hundred fifty-one
                           thousandth percent         thousandth percent
--------------------------------------------------------------------------------
             5             2.73353                    85.81398
                           two units and seventy-     eighty-five three hundred
                           three thousand three       ninety-eight thousandth
                           hundred fifty-three        percent
                           thousandth units
--------------------------------------------------------------------------------

Column 1:  Financial amortization as a percent
Column 2:  Interest calculation basis as a percent

--------------------------------------------------------------------------------

 Due dates                 Column 1                   Column 2

--------------------------------------------------------------------------------
             6             2.68445                    83.12953
                           two units and sixty-eight  eighty-three units and
                           thousand four hundred      twelve thousand nine
                           forty-five thousandth      hundred fifty-three
                           percent                    thousandth percent
--------------------------------------------------------------------------------
             7             2,63670                    80.49283
                           two units and sixty-three  eighty units and forty-
                           thousand six hundred       nine thousand two hundred
                           seventy thousandth         eighty-three thousandth
                           percent                    percent
--------------------------------------------------------------------------------
             8             2.59026                    77.90257
                           two units and fifty-nine   seventy-seven units and
                           thousand twenty-six        ninety thousand two
                           thousandth percent         hundred fifty-seven
                                                      thousandth percent
--------------------------------------------------------------------------------
             9             2.54510                    75.35747
                           two units and fifty-four   seventy-five units and
                           thousand five hundred ten  thirty-five thousand
                           thousandth percent         seven hundred forty-seven
                                                      thousandth percent
--------------------------------------------------------------------------------
             10            2.50119                    72.85629
                           two units fifty thousand   seventy-two units and
                           one hundred nineteen       eighty-five thousand six
                           thousandth percent         hundred twenty-nine
                                                      thousandth percent
--------------------------------------------------------------------------------

Column 1:  Financial amortization as a percent
Column 2:  Interest calculation basis as a percent


--------------------------------------------------------------------------------

 Due dates                 Column 1                   Column 2

--------------------------------------------------------------------------------
             11            2.45851                    70.39778
                           two units and forty-five   seventy units and thirty-
                           thousand eight hundred     nine thousand seven
                           fifty-one thousandth       hundred seventy-eight
                           percent                    thousandth percent
--------------------------------------------------------------------------------
             12            2.41704                    67.98074
                           two units and forty-one    sixty-seven units and
                           thousand seven hundred     ninety-eight thousand
                           four thousandth percent    seventy-four thousandth
                                                      percent
--------------------------------------------------------------------------------
             13            2.37675                    65.60400
                           two units and thirty-      sixty-five units and
                           seven thousand six         sixty thousand four
                           hundred seventy-five       hundred thousandth
                           thousandth percent         percent
--------------------------------------------------------------------------------
             14            2.33762                    63.26638
                           two units and thirty-      sixty-three units and
                           three thousand seven       twenty-six thousand six
                           hundred sixty-two          hundred thirty-eight
                           thousandth percent         thousandth percent
--------------------------------------------------------------------------------
             15            2.29963                    60.96674
                           two units and twenty-nine  sixty units and ninety-
                           thousand nine hundred      six thousand six hundred
                           sixty-three thousandth     seventy-four thousandth
                           percent                    percent
--------------------------------------------------------------------------------

Column 1:  Financial amortization as a percent
Column 2:  Interest calculation basis as a percent

--------------------------------------------------------------------------------

 Due dates                 Column 1                   Column 2

--------------------------------------------------------------------------------
             16            2.26276                    58.70398
                           two units and twenty-six   fifty-eight thousand
                           thousand two hundred       units and seventy
                           seventy-six thousandth     thousand three hundred
                           percent                    ninety-eight thousandth
                                                      percent
--------------------------------------------------------------------------------
             17            2.22699                    56.47699
                           two units and twenty-two   fifty-six units and
                           thousand six hundred       forty-seven thousand six
                           ninety-nine thousandth     hundred ninety-nine
                           percent                    thousandth percent
--------------------------------------------------------------------------------
             18            2.19229                    54.28470
                           two units and nineteen     fifty-four units and
                           thousand two hundred       twenty-eight thousand
                           twenty-nine thousandth     four hundred seventy
                           percent                    thousandth percent
--------------------------------------------------------------------------------
             19            2.15865                    52.12605
                           two units and fifteen      fifty-two units and
                           thousand eight hundred     twelve thousand six
                           sixty-five thousandth      hundred five thousandth
                           percent                    percent
--------------------------------------------------------------------------------
             20            2.12605                    50.0000
                           two units and twelve       fifty units percent
                           thousand six hundred five
                           thousandth percent
--------------------------------------------------------------------------------

Column 1:  Financial amortization as a percent
Column 2:  Interest calculation basis as a percent


--------------------------------------------------------------------------------

 Due dates                 Column 1                   Column 2

--------------------------------------------------------------------------------
             21            2.09447                    47.90553
                           two units and nine         forty-seven units and
                           thousand four hundred      ninety thousand five
                           forty-seven thousandth     hundred fifty-three
                           percent                    thousandth percent
--------------------------------------------------------------------------------
             22            2.06389                    45.84164
                           two units and six          forty-five units and
                           thousand three hundred     eighty-four thousand one
                           eighty-nine thousandth     hundred sixty-four
                           percent                    thousandth percent
--------------------------------------------------------------------------------
             23            2.03429                    43.80735
                           two units and three        forty-three units and
                           thousand four hundred      eighty thousand seven
                           twenty-nine thousandth     hundred thirty-five
                           percent                    thousandth percent
--------------------------------------------------------------------------------
             24            2.00566                    41.80169
                           two units and five         forty-one units and
                           hundred sixty-six          eighty thousand one
                           thousandth percent         hundred sixty-nine
                                                      thousandth percent
--------------------------------------------------------------------------------
             25            1.97798                    39.82372
                           one unit and ninety-seven  thirty-nine units and
                           thousand seven hundred     eighty-two thousand three
                           ninety-eight thousandth    hundred seventy-two
                           percent                    thousandth percent
--------------------------------------------------------------------------------

Column 1:  Financial amortization as a percent
Column 2:  Interest calculation basis as a percent

--------------------------------------------------------------------------------

 Due dates                 Column 1                   Column 2

--------------------------------------------------------------------------------
             26            1.95123                    37.87249
                           one unit and ninety-five   thirty-seven units and
                           thousand one hundred       eighty-seven thousand two
                           twenty-three thousandth    hundred forty-nine
                           percent                    thousandth percent
--------------------------------------------------------------------------------
             27            1.92540                    35.94709
                           one unit and ninety-two    thirty-five units and
                           thousand five hundred      ninety-four thousand
                           forty thousandth percent   seven hundred nine
                                                      thousandth percent
--------------------------------------------------------------------------------
             28            1.90047                    34.04661
                           one unit and ninety        thirty-four units and
                           thousand forty-seven       four thousand six hundred
                           thousandth percent         sixty-one thousandth
                                                      percent
--------------------------------------------------------------------------------
             29            1.87643                    32.17018
                           one unit and eighty-seven  thirty-two units and
                           thousand six hundred       seventeen thousand
                           forty-three thousandth     eighteen thousandth
                           percent                    percent
--------------------------------------------------------------------------------
             30            1.85327                    30.31691
                           one unit and eighty-five   thirty units and thirty-
                           thousand three hundred     one thousand six hundred
                           twenty-seven thousandth    ninety-one thousandth
                           percent                    percent
--------------------------------------------------------------------------------

Column 1:  Financial amortization as a percent
Column 2:  Interest calculation basis as a percent

--------------------------------------------------------------------------------

 Due dates                 Column 1                   Column 2

--------------------------------------------------------------------------------
             31            1.83096                    28.48596
                           one unit and eighty-three  twenty-eight units and
                           thousand ninety-six        forty-eight thousand five
                           thousandth percent         hundred ninety-six
                                                      thousandth percent
--------------------------------------------------------------------------------
             32            1.80950                    26.67646
                           one unit and eighty        twenty-six units and
                           thousand nine hundred      sixty-seven thousand six
                           fifty thousandth percent   hundred forty-six
                                                      thousandth percent
--------------------------------------------------------------------------------
             33            1.78887                    24.88759
                           one unit and seventy-      twenty-four units and
                           eight thousand eight       eighty-eight thousand
                           hundred eighty-seven       seven hundred fifty-nine
                           thousandth percent         thousandth percent
--------------------------------------------------------------------------------
             34            1.76906                    23.11854
                           one unit and seventy-six   twenty-three units and
                           thousand nine hundred six  eleven thousand eight
                           thousandth percent         hundred fifty-four
                                                      thousandth percent
--------------------------------------------------------------------------------
             35            1.75005                    21.36848
                           one unit and seventy-five  twenty-one units and
                           thousand five thousandth   thirty-six thousand eight
                           percent                    hundred forty-eight
                                                      thousandth percent
--------------------------------------------------------------------------------

Column 1:  Financial amortization as a percent
Column 2:  Interest calculation basis as a percent

--------------------------------------------------------------------------------

 Due dates                 Column 1                   Column 2

--------------------------------------------------------------------------------
             36            1.73185                    19.63664
                           one unit and seventy-      nineteen units and sixty-
                           three thousand one         three thousand six
                           hundred eighty-five        hundred sixty-four
                           thousandth percent         thousandth percent
--------------------------------------------------------------------------------
             37            1.71442                    17.92221
                           one unit and seventy-one   seventeen units and
                           thousand four hundred      ninety-two thousand two
                           forty-two thousandth       hundred twenty-one
                           percent                    thousandth percent
--------------------------------------------------------------------------------
             38            1.69777                    16.22445
                           one unit and sixty-nine    sixteen units and twenty-
                           thousand seven hundred     two thousand six hundred
                           seventy-seven thousandth   forty-five thousandth
                           percent                    percent
--------------------------------------------------------------------------------
             39                    1.68188            14.54257
                           one  unit and sixty-eight  fourteen units and fifty-
                           thousand    one   hundred  four thousand two hundred
                           eighty-eight   thousandth  fifty-seven thousandth
                           percent                    percent
--------------------------------------------------------------------------------
             40            1.66674                    12.87583
                           one unit and sixty-six     twelve units and eighty-
                           thousand six hundred       seven thousand five
                           seventy-four thousandth    hundred eighty-three
                           percent                    thousandth percent
--------------------------------------------------------------------------------

Column 1:  Financial amortization as a percent
Column 2:  Interest calculation basis as a percent

--------------------------------------------------------------------------------

 Due dates                 Column 1                   Column 2

--------------------------------------------------------------------------------
             41            1.65234                    11.22348
                           one unit and sixty-five    eleven units and twenty-
                           thousand two hundred       two thousand three
                           thirty-four thousandth     hundred forty-eight
                           percent                    thousandth percent
--------------------------------------------------------------------------------
             42            1.63867                           9.58481
                           one unit and sixty-three   nine units and fifty-
                           thousand eight hundred     eight thousand four
                           sixty-seven thousandth     hundred eighty-one
                           percent                    thousandth percent
--------------------------------------------------------------------------------
             43            1.62573                    7.95908
                           one unit and sixty-two     seven units and ninety-
                           thousand five hundred      five thousand nine
                           seventy-three thousandth   hundred eight thousandth
                           percent                    percent
--------------------------------------------------------------------------------
             44            1.61349                    6.34559
                           one unit and sixty-one     six units and thirty-four
                           thousand three hundred     thousand five hundred
                           forty-nine thousandth      fifty-nine thousandth
                           percent                    percent
--------------------------------------------------------------------------------
             45            1.60196                    4.74362
                           one unit and sixty         four units and seven-four
                           thousand on hundred        thousand three hundred
                           ninety-six thousandth      sixty-two thousandth
                           percent                    percent
--------------------------------------------------------------------------------

Column 1:  Financial amortization as a percent
Column 2:  Interest calculation basis as a percent

--------------------------------------------------------------------------------

 Due dates                 Column 1                   Column 2

--------------------------------------------------------------------------------
             46            1.59113                    3.15249
                           one unit and fifty-nine    three units and fifteen
                           thousand one hundred       thousand two hundred
                           thirteen thousandth        forty-nine thousandth
                           percent                    percent
--------------------------------------------------------------------------------
             47            1.58098                    1.57151
                           one unit and fifty-eight   one unit and fifty-seven
                           thousand and ninety-eight  thousand one hundred
                           thousandth percent         fifty-one thousandth
                                                      percent
--------------------------------------------------------------------------------
             48            1.57151                    0.0000
                           one unit and fifty-seven   zero unit percent
                           thousand one hundred
                           fifty one thousandth
                           percent
--------------------------------------------------------------------------------

       207.1.1.2

       The annual proportional rate T referred to in paragraph 207.1.1.2 of the General Terms shall be determined as follows:

       T = 6.75%

       Calculated according to the refinancing rates based on resources from industrial development accounts (CODEVI), currently subject to interest of 3.50%, this rate shall vary the same way as the average interest rate on the credit balance of such industrial development accounts (CODEVI) during the three (3) months preceding the month in which the periodic rental term is due.

       For example, if the average interest rate on the credit balance of CODEVI accounts is lowered from 3.50% to 3.00% (i.e. a decrease of 0.50 point), the proportional annual rate T shall also be lowered by 0.50 point to 6.25%.

       In the event that the average interest rate on the credit balance of CODEVI accounts can no longer be determined, irrespective of the reason, and no official replacement rate is provided, the proportional annual rate T applicable to each due date of the periodic rent shall be determined as follows:

       T = M.TRM02 + 2.00 point. M.TRM02 shall be equal to the arithmetic mean of the average yield (TRM) on blue chip private-sector bonds on the secondary market, at the end of the week, calculated by Caisse des Depots et Consignations during the month preceding the month in which the periodic rental term falls due.

       2) SHARE OF NORBAIL IMMOBILIER

       The quarterly basic net rent (ex-VAT) shall be equal to the sum of the following elements.

       1. 1ST ELEMENT

          1ST PART

          Reimbursement of principal over the term of the lease according to the accelerated amortization method, in accordance with the foregoing table, for the entire principal invested in the operation by NORBAIL IMMOBILIER less the amount of the initial advance paid by the LESSEE.

       SECOND PART

       This second part, which shall only include amortization of the principal, shall be calculated at the same amortization rate as the first part, over the amount of the initial advance paid by the LESSEE, on the assumption that the lease takes effect on the first day of a calendar period.

       The ex-VAT amount of this second part shall be paid by offsetting it with the amortization of the LESSEE's advance, as stipulated in paragraph 403 of the Special Terms.

       If the LESSEE's advance of FRF 4,000,000 is not paid at the effective date of the lease, the first element of the periodic rent shall be calculated over the total principal invested by NORBAIL IMMOBILIER and the LESSOR shall be entitled to demand application of the resolution clause, in accordance with paragraph 403 of the Special Terms.

       2ND ELEMENT

       Interest calculated pro-rata temporis, i.e. by entering under the numerator the exact number of days of the calendar year and under the denominator the financial year, and applying to the financial outstandings, after amortization of the principal invested by NORBAIL IMMOBILIER in the operation over interest-bearing resources, a quarterly coefficient equal to:

          TC + 3.25 (nominal advance rate)
          ---------
                4

       where TC stands for the interest rate on CODEVI savings accounts opened at CREDIT DU NORD with a minimum of 3.50%.

       The TC shall be the rate in force at the date of the rental term.

       For example, for an investment net of subsidies of FRF 1,000,000, excluding VAT, based on a quarter of 90 days and reference rate "TC" for March 1996, i.e. 3.50%, the straight-line constant quarterly rent, excluding VAT, would be FRF 30,230.76 during 48 quarters.

207.2  Indexation of periodic basic net rent

       - percentage of indexable quarterly basic net rent: 0% (zero percent)

       - percentage of indexable quarterly basic net rent: 100% (one hundred percent)

207.5  Payment of rent

          The periodic effective net rent, plus due VAT, shall fall due and be payable quarterly in advance on 1 January, 1 April, 1 July and 1 October of each year and for the first time at the effective date of the lease, for the period remaining until the end of the calendar period then in progress.

          No management fee shall be collected at each due date.

207bis TEMPORARY COMPLEMENTARY RENT

207bis 2 Annual rate to be retained for calculating interest according to the conditions stipulated in the Special Terms.

          Average monthly money market rate paid on the interbank market, established by Association Francaise des Banques and officially published by Societe des Bourses Francaises for the month preceding the month of the term, plus 1.00 point.

                            TITLE 3 OF THE SPECIAL TERMS

--------------------------------------------------------------------------------
300       UNILATERAL UNDERTAKING TO SELL THE LEASED PROPERTY
--------------------------------------------------------------------------------

301    PURPOSE

301.1 By derogation from the provisions in the General Terms, the LESSEE shall be entitled to request consummation of the property sale by the end of the 5th year and each of the following lease years until expiration of the contract, subject to compliance with the option terms and deadlines stipulated in paragraph 302.2.

303       TERMS AND CONDITIONS OF SALE

303.2 Given the above derogation to paragraph 301.1 of the General Terms and if the stipulations in these Articles are exercised by the LESSEE, the sales price including an indemnity shall be calculated as follows:

          The total rent remaining due after discounting at the contract rate less 2.50%. The contract rate would itself be discount on the basis of T (for SLIBAIL IMMOBILIER) and TC (for NORBAIL IMMOBILIER) known at the option exercise day, if the amount of this rate is less than that used to determine the rent.

303.2.1 At the end of each lease year, the residual financial value before indexation of the "total investment cost" shall be obtained by adding up the following two elements:

          1ST ELEMENT

          This element is obtained by applying the following percentages to the "total investment cost" defined in paragraph 207.1.2 of the General Terms less the amount of the LESSEE's initial advance.

          2ND ELEMENT

          This element is obtained by applying the same percentages as to element 1 to that part of the "total investment cost" defined in paragraph 207.1.2 of the General Terms, financed from the LESSEE's advance referred to in paragraph 403 of the Special Terms.

          This second element shall be paid by offsetting it with the balance of the LESSEE's advance.

          It is herewith specified that, although the LESSEE can only request consummation of the sale by the end of the fifth lease year at the earliest (paragraph 301.1), the following percentages are also given for earlier years, to make it possible, as applicable, to implement the provisions in the paragraphs 209, 210, 211 and 213 of the General Terms.

Column 1: end of lease year
Column 2: residual value as a percent

--------------------------------------------------------------------------------

 Column 1                  Column 2

--------------------------------------------------------------------------------
             1             88.5475
                           eighty-eight units and fifty-four thousand seven
                           hundred fifty-one thousandth percent
--------------------------------------------------------------------------------
             2             77.90257
                           seventy-seven units and ninety thousand two hundred
                           fifty-seven thousandth percent
--------------------------------------------------------------------------------
             3             67.98074
                           sixty-seven units and ninety-eight thousand seventy-
                           four thousandth percent
--------------------------------------------------------------------------------
             4             58.70398
                           fifty-eight thousand units and seventy thousand
                           three hundred ninety-eight thousandth percent
--------------------------------------------------------------------------------
             5             50.0000
                           fifty units percent
--------------------------------------------------------------------------------
             6             41.80169
                           forty-one units and eighty thousand one hundred
                           sixty-nine thousandth percent
--------------------------------------------------------------------------------
             7             34.04661
                           thirty-four units and four thousand six hundred
                           sixty-one thousandth percent
--------------------------------------------------------------------------------
             8             26.67646
                           twenty-six units and sixty-seven thousand six
                           hundred forty-six thousandth percent
--------------------------------------------------------------------------------

Column 1: end of lease year
Column 2: residual value as a percent

--------------------------------------------------------------------------------

 Column 1                  Column 2

--------------------------------------------------------------------------------
             9             19.63664
                           nineteen units and sixty-three thousand six hundred
                           sixty-four thousandth percent
--------------------------------------------------------------------------------
             10            12.87583
                           twelve units and eighty-seven thousand five hundred
                           eighty-three thousandth percent
--------------------------------------------------------------------------------
             11            6.34559
                           six units and thirty-four thousand five hundred
                           fifty-nine thousandth percent
--------------------------------------------------------------------------------
             12            1
                           one franc
--------------------------------------------------------------------------------

                            TITLE 1 OF THE SPECIAL TERMS

400    GUARANTEES OFFERED BY THE LESSEE

403    OTHER GUARANTEES

          LESSEE'S ADVANCE

          At the effective date of the lease, the LESSEE shall pay the LESSOR an advance of FRF 8,000,000, including FRF 4,000,000 onto the account of SLIBAIL IMMOBILIER and FRF 4,000,000 onto the account of NORBAIL IMMOBILIER, which shall not bear interest and which shall be deducted from the calculation basis of the first element of the rent referred to in paragraph 207.1 of the Special Terms.

          This advance shall be reimbursed at each due date by offsetting it with the amount of the second element of the rent for SLIBAIL IMMOBILIER and with the second part of the first element of the rent for NORBAIL IMMOBILIER, as defined in paragraph 207.1 of the Special Terms.

          In case of early exercise of the option, the balance of the advance shall be reimbursed by offsetting it with the sales price defined in paragraph 303.

          The amount of the advance not yet reimbursed shall consist of cash pledged in favor of the LESSOR to guarantee that the LESSOR will be paid all sums due by the LESSEE under this contract.

          Failure to pay the said advance of FRF 8,000,000 shall entail, at the LESSOR's discretion, application of the resolution clause referred to in paragraph of the General Terms.

                            TITLE 7 OF THE SPECIAL TERMS


700    MISCELLANEOUS PROVISIONS AND REPRESENTATIONS

701    TERMS OF PAYMENT GOVERNING SUMS OWED BY THE LESSEE

Reference of LESSOR's bank accounts to be credited:

For SLIBAIL IMMOBILIER

-      Name of LESSOR: SLIBAIL IMMOBILIER
-      Name of bank: CREDIT LYONNAIS (Code 30002)
-      Designation and address of bank branch:
       Agence ABI (Code 00880)
       20 rue Treilhard, 75008 PARIS
-      Account No: 2P, bank sort code 46

For NORBAIL IMMOBILIER

-      Name of LESSOR: NORBAIL IMMOBILIER
-      Name of bank: CREDIT DU NORD (Code 30076)
-      Designation and address of bank branch:
       Agence Centrale Entreprises 02020
-      Account No: 27457200200, bank sort code 35


Reference of LESSEE's bank accounts:

For SLIBAIL IMMOBILIER

-      Name of bank: CREDIT LYONNAIS (Code 30002)
-      Designation and address of bank branch:
       CAE LEVALLOIS 796 Nanterre
-      Account No: 100 Z, bank sort code 09

For NORBAIL IMMOBILIER

-      Name of bank: CREDIT DU NORD (Code 30076)
-      Designation and address of bank branch:
       Agence de Puteaux, rue Bellini
-      Account No: 300760206310597700200, bank sort code 74

The share of each LESSOR in the rent shall be debited separately.

707    LAND REGISTRATION

          Since this property lease does not exceed twelve (12) years, it will not be subjected to land publication formalities.

          VALUATION

          a) For the purpose of land publication, as applicable, the parties value:

          - All cumulative years of rent, ex-VAT, at the sum of FORTY-TWO MILLION SIXTY-FIVE THOUSAND SIX HUNDRED TWENTY FRENCH FRANCS (FRF 42,065,620 ex-VAT), including ELEVEN MILLION SIXTY-FIVE THOUSAND SIX HUNDRED TWENTY FRENCH FRANCS (FRF 11,065,620 ex-VAT) for financial costs paid by the LESSEE, i.e. an assessment basis of THIRTY-ONE MILLION FRENCH FRANCS (FRF 31,000,000) for land publication tax.

          b) For the emolument of the Registrar, as applicable, the parties value:

          - All cumulative years of rent, including value-added tax, at the sum of FIFTY MILLION SEVEN HUNDRED THIRTY-ONE THOUSAND ONE HUNDRED THIRTY-SEVEN FRENCH FRANCS (FRF
          50,731,137 including VAT).

          - The residual price in consideration of which the sale will be consummated in favor of the LESSEE when the operation is settled, if the aforesaid sales undertaking is exercised, shall be ONE FRENCH FRANC (FRF 1).

          c) For the land publication tax and for the emolument of the Registrar, as applicable, the parties value the charges incumbent on the LESSEE, which would be due to the LESSOR, at the sum of THREE HUNDRED SEVENTY-TWO THOUSAND FRENCH FRANCS (FRF 372,000).

          The parties further specify that the amount of the total investment projected by the LESSOR for this operation amounts to the net sum of THIRTY-ONE MILLION FRENCH FRANCS (FRF 31,000,000 ex-VAT), i.e. including all taxes the sum of THIRTY-SEVEN MILLION THREE HUNDRED SEVENTY THOUSAND FIVE HUNDRED FIFTY FRENCH FRANCS (FRF 37,370,550 including VAT).

710    MANAGEMENT POWERS

          Mrs Morane Gaillard, ex-officio as the representative of NORBAIL IMMOBILIER, herewith mandates SLIBAIL IMMOBILIER, for the entire term of this lease, to carry out all day-to-day management and administration operations connected with the said lease, notably:

          - to collect all sums by way of pre-rent, ordinary and extraordinary charges, termination indemnities, sales price, levies and taxes, except NORBAIL IMMOBILIER's share in the rent, which it shall bill directly.

          - to divide the income from its management between SLIBAIL IMMOBILIER and NORBAIL IMMOBILIER in proportion to their participation in this operation.

          Mr Hiebel, ex-officio as the representative of SLIBAIL
          IMMOBILIER, expressly accepts the mandate hereby vested in SLIBAIL IMMOBILIER.

          The LESSEE takes note of the above agreements and undertakes:

          - to pay SLIBAIL IMMOBILIER all sums which it must pay the LESSOR in any respect by virtue of this lease, except NORBAIL IMMOBILIER's share in rent, which shall be paid directly.

          - to send SLIBAIL IMMOBILIER notice of all option exercise requests, whether at an early date or not, or lease termination requests and to send it notice of all transfers or contributions of the right to this lease.

          However, it is herewith specified:

          - that VAT shall be managed separately by each property financing company;

          - that the mandator's prior agreement shall be obtained for all decisions exceeding the framework of day-to-day management (early termination, transfer, expropriation of the building, insurance losses, legal actions, etc.).

711    OTHER PROVISIONS

          -    REGULATED ZONE

          It is herewith stipulated that the property leased under this contract is part of the ZONE D'AMENAGEMENT CONCERTE DE L'ECHANGEUR ("Cloverleaf" concerted development zone), created by resolution of the town council of the city of BOURGES on 26 October 1989 and approved by the Prefect of the Cher district on 26 October 1989, of which the documents are filed with Maitre BOUTET, notary in partnership in BOURGES.

          The LESSEE warrants and represents that it has acquainted itself with the terms and conditions of these development regulations (concession agreement, concession specifications, land transfer specifications) and undertakes, in the LESSOR's place, to comply with and to accomplish all obligations and conditions resulting from these documents, in such a way that the LESSOR can never be wanted in this respect for any reason whatsoever.

          In accordance with paragraph 208.3 of the General Terms, the LESSEE shall also bear all charged resulting from these regulations, in such a way that the LESSOR can never be wanted in this respect for any reason whatsoever.

          -    BUILDING PERMIT

          At the date on which this contract is signed, the period for recourse further to delivery of building permit No 018033 97 P0025 of 7 March 1997 has not yet expired.

          This lease shall automatically be terminated, at the LESSOR's discretion, without legal formality, if, by 31 December 1997, the LESSEE has not obtained, for the premises governed by this contract, a building permit which has become final because of absence of recourse during the legal period of recourse or because of a final court order pronounced further to recourse.

          Termination shall take effect at the date on which the LESSEE receives a registered letter informing it of the LESSOR's decision or a bailiff's writ with the same purpose.

          The LESSEE shall pay the LESSOR, within maximum one month from termination, by way of damages under the Articles 1152 and 1226 of the Civil Code, an indemnity equal to the amount of the financing ceiling stipulated in paragraph 102.2 plus VAT to be paid by the LESSOR to the Treasury, incremented by 20% over the total.

          Said termination indemnity shall be incremented by the applicable VAT.

          However, the LESSEE shall be entitled, provided it has duly performed all its contractual obligations, to acquire the real rights held by the LESSOR to the site as well as the constructions, in consideration of a price equal to the total expenses incurred by the LESSOR at the day of the sale and all sums due on works, including indemnities if any due to participants in the construction, the whole being increased by 10%.

          In order to be admissible, the acquisition request must be sent by registered letter with notice of receipt accompanied by the price and the amount of costs within one month from notification.

          Moreover, the sale shall be consummated on the terms and conditions laid out in the paragraphs 303.4 and 303.10 of the General Terms.

          If the notarized sales deed cannot be signed for failure to pay the price or for any other reason due to the LESSEE, within four months from the aforesaid notice, the resolution clause provided for above shall apply.

          Pre-rent (or rent if termination occurs after the effective date of the lease) shall remain due until the termination date of the lease or until the notarized property sales deed is signed.

          -    RELIEF FOR CAUSE OF LESION

          The site covered herein was acquired by SEMARB, the previous owner, less than two years ago. Accordingly, the period for bringing an action for relief for cause of lesion has not lapsed.

          Consequently, further to transfer of the risks to the LESSEE, as stipulated in the PRELIMINARY DECLARATION to this contract, the LESSEE undertakes to reimburse the LESSOR all sums which the latter may be obliged to pay if this action is brought, to stop it from going further, notably a fair price complement.

          Said sums shall be incremented with interest calculated pro-rata temporis at the rate of this contract.

712    LESSEE'S WARRANTIES AND REPRESENTATIONS

          *    REPRESENTATION REGARDING THE VALUE OF THE SITE

          The LESSEE further warrants and represents that the value of the property site covered by this property financing contract is (FRF 5,000,000) ex-VAT at the acquisition date by the LESSOR. It undertakes to bear all consequences resulting from the foregoing declaration.

          *    REPRESENTATION REGARDING CLASSIFIED FACILITIES

          Lastly, the LESSEE warrants and represents that it fully acquainted with the laws and regulations on classified facilities (Act No 76-663 of 19 July 1976 and Decree No 77-1133 of 21 September 1977, modified by Decree No 89-837 of 14 November 1989, and Decree No 80-813 of 15 October
          1980).

          It warrants and represents that the activity it plans to carry on at the premises covered herein fall within the scope of the declaration, as witnessed further by an affidavit issued by the Prefecture of Cher on 10 February 1997.

          It undertakes to comply with said laws and regulations on classified facilities and to bear all consequences resulting from the aforesaid declaration.

713    SUBSIDIES

          The LESSEE has informed the LESSOR that this property financing operation may be subject to subsidies.

          The LESSEE declares that it has taken the initiative to request from:

          1) FERI a subsidy of FRF 1,950,000 and a concessionary subsidy of FRF 650,000 to be applied to the rental terms;

          2) the CONSEIL GENERAL OF THE CHER DISTRICT a subsidy in the amount of FRF 1,200,000, partly in the form of a concessionary subsidy to be applied to the rental terms;

          in order to help finance this operation.

          It is here agreed that in the remainder of this text, the term "subsidy" shall be used to designate all subsidies requested by the LESSEE for the property operation described in the preamble.

          In this respect, the LESSEE warrants and represents that it is aware of the obligations resulting from delivery of such subsidy and undertakes to comply with them and promptly to produce evidence of compliance with such agreements when requested to do so.

          In practice, this subsidy will be granted to the LESSOR which, at the LESSEE's express request, shall offer the latter its benefit by reducing the amount of periodic rent, net of tax, based on the net cash received on this head. Said reduction shall be found by applying to the amount of the subsidy actually received by the LESSOR the same coefficients as applied to the total investment cost to determine the periodic basic rent.

          Subsidies in the form of abatements shall be granted to the LESSOR which, at the LESSEE's express request, shall offer the latter the benefit thereof by reducing the amount of periodic rent, net of tax, as defined in paragraph 207.1 of the General Terms, in the amount of the net abatements received on this head.

          As regards the share financed by NORBAIL IMMOBILIER, the bill for each rental term shall take account of reinstatement, over the term of the contract, in accordance with the applicable laws, of a fraction of the equipment subsidies granted in the form of a credit, net of value-added tax, at the same pace as the pace used for financial amortization on the rental scale.

          Moreover, as it is the LESSEE which will benefit from the subsidy, the LESSEE alone shall be responsible for compliance with all conditions, if any, determining delivery or continuance of such assistance by the authority concerned.

          The LESSEE shall also bear all consequences of termination of such assistance.

          Thus, if the conditions laid down by the authority having granted the subsidy are not complied with, the LESSEE shall pay, by way of non-interest bearing guarantee deposit, a sum equal to the amount of the reimbursement requested by such authority.

          It is herewith also noted that the LESSEE is and shall remain exclusively responsible for monitoring of such subsidy, in the broadest meaning of the term. Accordingly, the LESSOR assumes no responsibility in this respect, has no tangible charge and can in no event be held liable or wanted in case of difficulties.

          For example, preparation of the application file, follow-up of disbursement planning, and submission of all information or evidence to the authority having paid the subsidy shall remain the LESSEE's responsibility.

          In the event that the LESSOR has to intervene in respect of the authority charged with paying the subsidy, whether to send a file, to request actual payment of the subsidy or to submit documents claimed in connection with said subsidy, the LESSEE shall send the LESSOR all draft letters or documents necessary to submit the requested documents.

          Accordingly, the LESSOR shall in no event be liable for late availability of the subsidy if due to late delivery of papers or documents because said LESSOR was not informed in time by the LESSEE.

          More generally, the LESSEE undertakes to make sure that the LESSOR does not suffer any prejudice because of the approval and processing of the subsidy, in accordance with the stipulations in the PRELIMINARY DECLARATION "TRANSFER OF RISKS TO THE LESSEE" in this lease contract.

Drawn up on ninety-two (92) pages

With the participation of Maitre Jean TARRADE, associate notary in PARIS, counsel for NORBAIL IMMOBILIER,
And with the participation of Maitre Francis BERGERAULT, the aforesaid notary, counsel for the LESSEE,
After reading, the parties have signed with the undersigned associate notary

Twenty-nine April
Nineteen hundred ninety-seven

Six referrals
Twenty-five crossed-out blank spaces
Twenty-four crossed-out figures
Nine lines and eighteen words void


Referrals:

page 39
1)     sixth
page 65
1)     in column 1 of the following table
page 80
1)     fifth
page 86
1)     directly to the latter
page 5
1)     March
page 89
1)     Five million French francs ex-VAT

At the notarial office / 75001 PARIS

Maitre Francois THESSIEUX, notary in partnership of a company holding a notarial office at 20, rue des Pyramides, 75001 Paris, received this deed in authentic form.

INFORMATION ABOUT THE PARTIES

I.   LESSORS

1.   SLIBAIL IMMOBILIER

A public limited company,

governed by existing laws, notably Article 2 of Act No 66-455 of 2 July 1966, modified by government order No 67-837 of 28 September 1967, with respect to enterprises carrying on a leasing business, and by its bylaws, with a capital of two hundred twenty million French francs (FRF 220,000,000),

having its registered office at 19 boulevard des Italiens, 75002 Paris,

entered in the Register of Companies of Paris under No B 682 039 086 (68B03908),

approved for the benefit of the tax rules applicable to SICOMIs (French tax-exempt commercial property companies) by an order from the Ministry of Finance dated 3 October 1968, whose decision to preserve the benefit of this tax regime on the conditions stipulated in Article 96.I, second paragraph, of Act
90.1168 (Budget Act for 1991) was recorded on 4 July 1991 by the Ministry of the Economy, Finance and the Budget,

originally incorporated under the name "SOCIETE LYONNAISE IMMOBILIERE POUR LES COMMERCE ET L'INDUSTRIE - SLICOMI" and having:

- changed its name to "SLIBAILSICOMI" by virtue of a resolution adopted by the Extraordinary General Meeting of partners of the said company on 9 November 1992, a duly certified copy of whose minutes was appended, after mention, to an office copy of a deed recording their registration, received by Maitre Jean-Louis REGNIER, notary in partnership in Paris, on 21 December 1992,

- adopted its current name by virtue of a resolution adopted by the Extraordinary General Meeting of partners of the said company on 29 January 1996, a duly certified copy of whose minutes was appended, after mention, to an office copy of a deed recording their registration, received by Maitre Jean-Louis REGNIER, notary in partnership in Paris, on 4 March 1996, represented by:

Mr        , notarial clerk, domiciled at 20 rue des Pyramides, 75001 PARIS,

acting on behalf of and as attorney in fact for Mr Hubert GAVAU, Vice-President Sales, domiciled at 106 rue des Trois Fontanot, Nanterre, Hauts de Seine, duly
empowered to act herein by virtue of a private deed dated        , Nanterre,
appended hereto after mention,

in which power Mr GAVAU, with the right of substitution, acted on behalf of and as attorney in fact for Mr Claude VIVIEN, General Manager of the said company, being at the time domiciled at 34 rue Laffitte, 75009 Paris and currently domiciled at 106 rue des Trois Fontanot, Nanterre, Hauts de Seine, under a deed received by Maitre Jean-Louis REGNIER, the aforesaid notary on 22 May 1995, in which power Mr VIVIEN himself acted by virtue of his functions, confirmed for an indefinite time, with the right of substitution and with the broadest possible powers to act under all circumstances on behalf of the said company, including the power to act before the courts, by virtue of a resolution adopted by the Board of Directors of the said company on 16 February 1995, a duly certified copy of whose minutes was appended, after mention, to an office copy of a deed recording their registration, received by Maitre Jean-Louis REGNIER, the aforesaid notary, on 22 May 1995.

2.   NORBAIL IMMOBILIER

A public limited company,

with a capital of FRF 50,000,000,

having its registered office at 16 rue Le Peletier, 75009 Paris,

entered in the Register of Companies of Paris under No B 352 109 656 (89B14721),

represented by:

Mr        , notarial clerk, domiciled at 20 rue des Pyramides, 75001 PARIS,

by virtue of










SLIBAIL IMMOBILIER and NORBAIL IMMOBILIER as well as their representatives are herein referred to as the "LESSOR", acting jointly and respectively up to 50% for SLIBAIL IMMOBILIER, the lead manager, and up to 50% for NORBAIL IMMOBILIER,

                                                         PARTY OF THE FIRST PART

II.  LESSEE

AUXITROL SA

A public limited company,

with a capital of FRF 25,000,000,

having its registered office at Centre d'Affaires Esplanade ***, 5 Allee Charles Pathe, 18941 Bourges Cedex 9,

entered in the Register of Companies of Bourges under No B 602 023 251 (63B64),

represented by:

Mr        , notarial clerk, domiciled at 20 rue des Pyramides, 75001 PARIS,

by virtue of



AUXITROL SA and its representative are herein referred to as the "LESSEE",

                                                        PARTY OF THE SECOND PART

PREAMBLE

                                     WITNESSETH

1. The LESSEE wishes to have industrial premises with a net leasing area of 10,183 sq.m., to be constructed on the site described hereinafter, located in BOURGES (Cher) and currently owned by SEMARB, hereinafter referred to as the OWNER OF THE SITE.

2. Without intervention by the LESSOR, the LESSEE has taken the initiative to negotiate its acquisition terms directly with the OWNER OF THE SITE.

3. The LESSEE arranged to have established, according to its needs, the construction program for the premises to be erected at the site.

4.   On 10 February 1997, the LESSEE filed a building permit application.

     On 7 March 1997, the LESSEE obtained a building permit bearing No 018033 97 P0025, delivered by the Commune of BOURGES.

     This permit was displayed at the townhall of BOURGES, as witness an affidavit issued by the said townhall on 14 April 1997, and was displayed at the site, as witness a report drawn up on 11 March 1997 by Maitre Jean CHASTEL, bailiff in partnership in BOURGES.

5. The LESSEE has asked the LESSOR for the following property financing transaction in its favor, including:

-    acquisition of the said site by the LESSOR,

-    construction by the LESSOR of the premises needed by the LESSEE,

- and lease by the LESSEE of the building, under a lease tied to a sales undertaking.

6. The LESSOR has agreed to carry out this financing transaction in the light of the LESSEE's person and the guarantees which the LESSEE has agreed to provide.

7. Under a deed received on 29 April 1997 by Maitre Francis BERGERAULT, notary in partnership in BOURGES, the LESSOR accordingly acquired the said site at a price of FIVE MILLION FRANCS excluding VAT (FRF 5,000,000 ex-VAT), incremented by ONE MILLION THIRTY THOUSAND FRENCH FRANCS (FRF 1,030,000) by way of VAT, paid cash and of which a receipt was given in the said deed.

     The LESSOR has further paid the notary the sum of SEVENTY-FIVE THOUSAND FRANCS (FRF 75,000) by way of provision for the duties, taxes, costs and emoluments due in connection with said acquisition.

     An office copy of this deed was published at the BOURGES mortgage registry on 13 May 1997, volume 1997 P, number 2704.

                              DESCRIPTION OF PROPERTY

LAND TO BE ACQUIRED

In BOURGES (Cher).

A building site survey section 2M number 139 at the site known as "Le Noir a Beurat", with a content of five hectares thirty-seven areas and ninety-one centiares (5ha 37a 91ca).

The said site is part of a development program governed by the ZONE D'AMENAGEMENT CONCERTE DE L'ECHANGEUR (cloverleaf concerted development zone) procedure adopted by resolution of the town council of the city of BOURGES on 26 October 1989, approved by the Prefect of the Cher district on 26 October 1989, of which the documents are filed with Maitre BOUTET, notary in partnership in BOURGES.

The LESSEE has intervened in this sales deed to declare that all clauses and terms of this deed correspond to those which the LESSEE itself had negotiated with the seller.

8. Under a deed received on 29 April 1997 by Maitre THESSIEUX, the undersigned notary in partnership, the LESSOR and the LESSEE agreed to carry out, within the framework of Act No 66-455 of 2 July 1966 and Article 57 of Act No 95-115 of 4 February 1995, the property financing transaction described in the foregoing preamble.

Accordingly,

- the parties have laid down and agreed to their reciprocal obligations during the construction period ;

- the LESSOR leases to the LESSEE, which agrees to let, the property described above;

- the LESSOR undertakes to sell said property to the LESSEE, which accepts this undertaking as an undertaking only, and reserves the right to acquire or not to acquire said property at its discretion;

Under the said deed, it was notably stipulated as follows, reiterated literally:

                            TITLE 1 OF THE SPECIAL TERMS


100    AGREEMENT REGARDING THE PERIOD PRIOR TO THE EFFECTIVE DATE OF THE LEASE

101    PURCHASE OF SITE


 ...


102    ERECTION OF CONSTRUCTIONS

102.6  Works completion deadline: 31 March 1998

103    FINANCING OF WORKS

103.2  The LESSOR agrees to finance the investment up to the following ceiling:

            .    acquisition of site                FRF  5,000,000.00 ex-VAT
            .    provision for acquisition costs    FRF     75,000.00
            .    construction                       FRF 25,925,000.00 ex-VAT
                                                    FRF 31,000,000.00

            (THIRTY-ONE MILLION FRANCS)

            To this ceiling shall be added the corresponding VAT.

            The investment shall be financed as follows:

                 -  Financing by SLIBAIL IMMOBILIER         FRF 15,500,000.00
                 -  Financing by NORBAIL IMMOBILIER         FRF 15,500,000.00
                                                            FRF 31,000,000.00

            It is herewith specified that the LESSEE, in accordance with paragraph 403 of the Special Terms, in order to guarantee the financings provided by SLIBAIL IMMOBILIER and NORBAIL IMMOBILIER, the LESSEE shall pay an advance of FRF 8,000,000, including FRF 4,000,000 onto the account of SLIBAIL IMMOBILIER and FRF 4,000,000 onto the account of NORBAIL IMMOBILIER.

9. The LESSEE has asked the LESSOR to bear the cost of additional works to be carried on the premises covered by the property lease contract concerned.

The cost of these works amounts to ONE MILLION EIGHT HUNDRED THIRTY-FIVE THOUSAND FRENCH FRANCS ex-VAT (FRF 1,835,000 ex-VAT).

Accordingly, the LESSOR and the LESSEE have agreed to raise the ceiling of the original property lease contract from THIRTY-ONE MILLION FRENCH FRANCS (FRF 31,000,000) to THIRTY-TWO MILLION EIGHT HUNDRED THIRTY-FIVE THOUSAND FRENCH FRANCS ex-VAT (FRF 32,835,000 ex-VAT).

Further to this new agreement, the parties have agreed to modify the following paragraph of the property lease contract received by Maitre Francois THESSIEUX, the undersigned notary, on 29 April 1997.

NOW THEREFORE IT HAS BEEN AGREED AS FOLLOWS:


                                     AMENDMENT

The property lease received by Maitre Francois THESSIEUX, the undersigned notary, on 29 April 1997, is amended as follows:

                            TITLE 1 OF THE SPECIAL TERMS


100    AGREEMENT REGARDING THE PERIOD PRIOR TO THE EFFECTIVE DATE OF THE LEASE

 ...


103    FINANCING OF WORKS

103.2  The LESSOR agrees to finance the investment up to the following ceiling:

            .acquisition of site                       FRF   5,000,000.00 ex-VAT
            provision for acquisition costs            FRF      75,000.00
            construction                               FRF  27,760,000.00 ex-VAT
                                                       FRF  32,835,000.00

            (THIRTY-TWO MILLION EIGHT HUNDRED THIRTY-FIVE THOUSAND FRANCS)

            To this ceiling shall be added the corresponding VAT.

            The investment shall be financed as follows:

                   -     Financing by SLIBAIL IMMOBILIER    FRF 16,417,500.00
                   -     Financing by NORBAIL IMMOBILIER    FRF 16,417,500.00
                                                            FRF 32,835,000.00

            It is herewith specified that the LESSEE, in accordance with paragraph 403 of the Special Terms, in order to guarantee the financings provided by SLIBAIL IMMOBILIER and NORBAIL IMMOBILIER, the LESSEE shall pay an advance of FRF 8,000,000, including FRF 4,000,000 onto the account of SLIBAIL IMMOBILIER and FRF 4,000,000 onto the account of NORBAIL IMMOBILIER.

No other amendment is made to the property lease contract of 29 April 1997.

                             LAND REGISTRATION - POWERS

            Since the aforesaid property lease of 29 April 1997 does not exceed twelve (12) years, it will not be subjected to land publication formalities.

            Accordingly, this amendment will not be subjected to land publication formalities.


            VALUATION

            a) For the purpose of land publication, as applicable, the parties value:

            - All cumulative years of complementary rent, ex-VAT, at the sum of TWO MILLION FOUR HUNDRED NINETY THOUSAND THIRTEEN FRENCH FRANCS (FRF 4,490,013 ex-VAT), including SIX HUNDRED FIFTY-FIVE THOUSAND AND THIRTEEN FRENCH FRANCS (FRF 655,013 ex-VAT) for financial costs paid by the LESSEE, i.e. an assessment basis of ONE MILLION EIGHT HUNDRED THIRTY-FIVE FRENCH FRANCS (FRF 1,835,000) for land publication tax.

            b) For the emolument of the Registrar, as applicable, the parties value:

            - All cumulative years of rent, including value-added tax, at the sum of THREE MILLION TWO THOUSAND NINE HUNDRED FIFTY-FIVE FRENCH FRANCS (FRF 3,002,955 ex-VAT).

            - The parties note that the residual price in consideration of which the sale will be consummated in favor of the LESSEE when the operation is settled, if the aforesaid sales undertaking is exercised, shall be ONE FRENCH FRANC (FRF 1).

            c) For the land publication tax and for the emolument of the Registrar, as applicable, the parties value the charges incumbent on the LESSEE, which would be due to the LESSOR, at the sum of TWENTY-TWO THOUSAND TWENTY FRENCH FRANCS (FRF 22,020).

            The parties further specify that the amount of the complementary investment projected by the LESSOR under this amendment amounts to the net sum of ONE MILLION EIGHT HUNDRED THIRTY-FIVE FRENCH FRANCS (FRF 1,835,000 ex-VAT), i.e. including all taxes the sum of TWO MILLION TWO HUNDRED THIRTEEN THOUSAND AND TEN FRENCH FRANCS (FRF 2,213,010 including VAT) and further specify that, because of this amendment, the amount of the total investment projected by the LESSOR amounts to THIRTY-TWO MILLION EIGHT HUNDRED THIRTY-FIVE THOUSAND FRENCH FRANCS ex-VAT (FRF 32,835,000 ex-VAT), i.e. including all taxes the sum of THIRTY-NINE MILLION FIVE HUNDRED EIGHTY-THREE THOUSAND FIVE HUNDRED SIXTY FRENCH FRANCS (FRF 39,583,560 including VAT).

                                       NOTICE

            Notice hereof shall be given wherever needed.

                                MISCELLANEOUS COSTS

            All costs, duties and emoluments connected with this amendment and all resulting or related costs shall be borne by the LESSEE, which so accepts.

                                                                  WHEREOF RECORD

Established on      pages.
With the participation of Maitre Jean TARRADE, associate notary in PARIS, counsel for NORBAIL IMMOBILIER,
And with the participation of Maitre Francis BERGERAULT, the aforesaid notary, counsel for the LESSEE,
After reading, the parties have signed with the undersigned associate notary

This day,

NINETEEN HUNDRED NINETY-EIGHT